                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT

                                  by and among

                            BROOKS AUTOMATION, INC.,

                            GENERAL PRECISION, INC.,

                                GPI-MOSTEK, INC.,

                   NASR FAMILY TRUST DATED SEPTEMBER 7, 1999,

                                MOUSTAFA O. NASR

                                       and

                                  SAMIA M. NASR




                                 October 5, 2001

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                            ASSET PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
ASSET PURCHASE AGREEMENT..........................................................................................1

ARTICLE I. DEFINITIONS............................................................................................1
   1.1      Definitions...........................................................................................1

ARTICLE II. PURCHASE AND SALE OF PURCHASED ASSETS.................................................................8
   2.1      Purchased Assets......................................................................................8
   2.2      Excluded Assets.......................................................................................9
   2.3      Assumption of Liabilities.............................................................................9
   2.4      Retained Liabilities.................................................................................10
   2.5      Taxes; Documents of Assignment.......................................................................12
   2.6      Other Documents; Further Assurances..................................................................13

ARTICLE III. AGGREGATE CONSIDERATION.............................................................................13
   3.1      Aggregate Consideration and Payment..................................................................13
   3.2      Determination of Closing Net Book Value; Adjustment of the Aggregate Consideration...................14
   3.3      Allocation of Aggregate Consideration................................................................15
   3.4      Escrowed Purchase Shares.............................................................................16
   3.5      Regulation D.........................................................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRINCIPAL STOCKHOLDERS.........................16
   4.1      Organization and Qualification of the Sellers........................................................16
   4.2      Authority; No Violation..............................................................................17
   4.3      Capitalization.......................................................................................18
   4.4      Subsidiaries; Other Investments......................................................................19
   4.5      Financial Statements.................................................................................19
   4.6      Absence of Undisclosed Liabilities...................................................................19
   4.7      Conduct of Business; Absence of Certain Changes......................................................20
   4.8      Payment of Taxes.....................................................................................23
   4.9      Title to Properties; Liens; Condition of Properties..................................................24
   4.10     Collectibility of Receivables........................................................................25
   4.11     Inventories..........................................................................................25
   4.12     Intellectual Property Rights.........................................................................26
   4.13     Contracts and Commitments............................................................................28
   4.14     Employees............................................................................................32
   4.15     Labor and Employee Relations.........................................................................32
   4.16     Employee Benefits....................................................................................33
   4.17     Environmental Matters................................................................................36
   4.18     Government Authorizations/Compliance with Laws.......................................................37
   4.19     Warranty or Other Claims.............................................................................38
   4.20     Litigation...........................................................................................38
   4.21     Borrowings and Guarantees............................................................................39
   4.22     Insurance............................................................................................39
   4.23     Corporate Books, Records and Accounts................................................................40
   4.24     Finder's Fee.........................................................................................40
   4.25     Transactions with Interested Persons.................................................................40
   4.26     Absence of Sensitive Payments........................................................................41
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   4.27     Investment Intent....................................................................................41
   4.28     Restricted Securities................................................................................41
   4.29     Payables.............................................................................................42
   4.30     Disclosure of Material Information...................................................................42

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................42
   5.1      Organization of Buyer................................................................................42
   5.2      Authorization of Transaction.........................................................................42
   5.3      No Conflict of Transaction With Obligations and Laws.................................................42
   5.4      Reports and Financial Statements.....................................................................43
   5.5      Capitalization.......................................................................................44
   5.6      Litigation...........................................................................................44
   5.7      Disclosure of Material Information...................................................................44

ARTICLE VI. COVENANTS OF THE SELLERS.............................................................................44
   6.1      Conduct of Business..................................................................................44
   6.2      Access to Information................................................................................47
   6.3      Governmental Permits and Approvals; Consents.........................................................47
   6.4      Assignment of Contracts..............................................................................48
   6.5      Maintenance of Government Authorizations.............................................................48
   6.6      Collection of Receivables............................................................................48
   6.7      Risk of Loss.........................................................................................48
   6.8      Employee/Employee Compensation.......................................................................48
   6.9      Breach of Representations and Warranties.............................................................48
   6.10     Consummation of Agreement............................................................................49
   6.11     Exclusivity..........................................................................................49
   6.12     Deferred Revenues....................................................................................49
   6.13     Change of Name.......................................................................................49
   6.14     Certain Filings......................................................................................50
   6.15     401(k) Issues........................................................................................50

ARTICLE VII. COVENANTS OF BUYER..................................................................................50
   7.1      Reasonable Best Efforts..............................................................................50
   7.2      Notices and Consents.................................................................................50
   7.3      Breach of Representations and Warranties.............................................................50
   7.4      Listing of Purchase Shares...........................................................................51
   7.5      Registration of the Purchase Shares on Form S-3......................................................51

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF BUYER.................................................................53
   8.1      Representations; Warrantees; Covenants...............................................................53
   8.2      Lien Terminations....................................................................................54
   8.3      Delivery of Financial Information....................................................................54
   8.4      Certain Ancillary Agreements.........................................................................54
   8.5      Nasr Agreements......................................................................................55
   8.6      Noncompetition Agreements............................................................................55
   8.7      Authorization from Others; Termination or Expiration of Waiting Period...............................55
   8.8      Absence of Certain Litigation........................................................................55
   8.9      No Bankruptcy........................................................................................56
   8.10     Opinion of Counsel for the Sellers...................................................................56
   8.11     Fairness Opinion.....................................................................................56
   8.12     Payment of Indebtedness..............................................................................56
   8.13     No Material Adverse Effect...........................................................................56
   8.14     Approval of Buyer's Counsel..........................................................................56

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF THE SELLERS.............................................................57
   9.1      Representations; Warrantees; Covenants...............................................................57
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
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   9.2      Certain Ancillary Documents..........................................................................57
   9.3      Governmental Consents and Approvals; Termination or Expiration of HSR Waiting Period.................57
   9.4      Absence of Certain Litigation........................................................................57
   9.5      No Bankruptcy........................................................................................58
   9.6      Opinion of Buyer's Counsel...........................................................................58
   9.7      Instructions to Transfer Agent.......................................................................58

ARTICLE X. INDEMNIFICATION.......................................................................................59
   10.1     Indemnification by the Sellers and Principal Stockholders............................................59
   10.2     Indemnification by Buyer.............................................................................62
   10.3     Defense of Third Party Actions.......................................................................63
   10.4     Miscellaneous........................................................................................63
   10.5     Payment of Indemnification...........................................................................64

ARTICLE XI. TERMINATION OF AGREEMENT.............................................................................64
   11.1     Termination..........................................................................................64
   11.2     Termination by the Buyer.............................................................................64
   11.3     Termination by the Sellers...........................................................................65
   11.4     Procedure for Termination............................................................................65
   11.5     Effect of Termination................................................................................65
   11.6     Right to Proceed.....................................................................................65

ARTICLE XII. MISCELLANEOUS.......................................................................................66
   12.1     Survival of Warranties...............................................................................66
   12.2     Fees and Expenses....................................................................................66
   12.3     Notices..............................................................................................66
   12.4     Publicity and Disclosures............................................................................67
   12.5     Confidentiality......................................................................................68
   12.6     Entire Agreement.....................................................................................68
   12.7     Severability.........................................................................................68
   12.8     Assignability........................................................................................69
   12.9     Amendment............................................................................................69
   12.10    Governing Law; Venue.................................................................................69
   12.11    Remedies.............................................................................................69
   12.12    Counterparts.........................................................................................70
   12.13    Effect of Table of Contents and Headings.............................................................70
   12.14    Interpretation.......................................................................................70
   12.15    Disposition of Purchase Shares.......................................................................70
   12.16    Product Warranty/Liability...........................................................................70
   List of Schedules and Exhibits................................................................................73

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "AGREEMENT") dated as of October 5,
2001, is entered into by and among Brooks Automation, Inc., a Delaware corporation (the "BUYER"), General Precision, Inc., a California corporation
(the "GPI COMPANY"), GPI-Mostek, Inc., a California corporation (the "MOSTEK
COMPANY"), the Nasr Family Trust formed pursuant to the Declaration of Trust of Moustafa O. Nasr and Samia M. Nasr dated September 7, 1999, a trust formed under the laws of the State of California (the "TRUST"), Moustafa O. Nasr and Samia M.
Nasr.

     This Agreement, including the exhibits and schedules hereto, sets forth the terms and conditions upon which the Buyer or one or more Subsidiaries of the Buyer will, in exchange for a total of 850,000 (subject to adjustment) shares of Buyer Common Stock, acquire substantially all of the assets of the Sellers and assume certain identified liabilities of the Sellers.

     In consideration of the mutual representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.  DEFINITIONS

     1.1. DEFINITIONS. For the purposes of this Agreement and, unless otherwise set forth therein, for the purposes of all schedules and exhibits to this Agreement, all capitalized words or expressions used in this Agreement
(including the schedules and exhibits annexed thereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACQUISITION TRANSACTION" means any merger, consolidation or other business combination involving either of the Sellers, acquisition of any portion of the Purchased Assets except in the ordinary course of business and consistent with past practices, acquisition of capital stock of either of the Sellers, or inquiries or proposals concerning, or which could reasonably be expected to lead to, any of the foregoing.

     "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the other Person in question.

     "AGGREGATE CONSIDERATION" is defined in Section 3.1(a) hereof.

     "AGREEMENT" is defined in the preamble hereof.

     "ANCILLARY DOCUMENTS" means all of the documents or agreements entered into or executed in conjunction with the execution, delivery and performance of this Agreement, including, but not limited to, those documents and agreements referenced in Sections 8.4, 8.5, 8.6 and 9.2 hereof.

     "ASSUMED LIABILITIES" is defined in Section 2.3 hereof.


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     "BALANCE PURCHASE SHARES" is defined in Section 3.1(b)(iii) hereof.

     "BASE BALANCE SHEET" means the audited consolidated balance sheet of the Sellers as of June 30, 2001.

     "BASE BALANCE SHEET DATE" is defined in Section 4.5(b) hereof.

     "BASE NET BOOK VALUE" is defined in Section 3.2(a) hereof.

     "BASKET" is defined in Section 10.1(b) hereof.

     "BUYER" is defined in the preamble hereof.

     "BUYER COMMON STOCK" means shares of Buyer's common stock, par value $.01 per share.

     "BUYER FINANCIAL STATEMENTS" is defined in Section 5.4 hereof.

     "BUYER PURCHASE RIGHT" means an associated preferred stock purchase right pursuant to the Rights Agreement, as amended, between the Buyer and the Rights
Agent named therein.

     "BUYER'S BASKET" is defined in Section 10.2(c) hereof.

     "BUYER'S INDEMNIFIED PERSONS" means the Buyer, its parent, Subsidiaries,
Affiliates, their respective present and former directors, officers, employees, stockholders, representatives and agents.

     "BUYER REPORTS" is defined in Section 5.4 hereof.

     "CLOSING" means the closing of the transactions contemplated herein, which shall be held at the offices of Brown, Rudnick, Freed & Gesmer, One Financial
Center, Boston, MA 02111 at 10:00 a.m., on October [ ], 2001 or at such other place, date or time as may be fixed by mutual agreement of the parties (the
"CLOSING DATE").

     "CLOSING BALANCE SHEET" is defined in Section 3.2(a) hereof.

     "CLOSING DATE" is defined in the definition of "Closing."

     "CLOSING NET BOOK VALUE" is defined in Section 3.2(a) hereof.

     "CLOSING STATEMENT" is defined in Section 3.2(a) hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor law.

     "CONFIDENTIAL INFORMATION" is defined in Section 12.5 hereto.


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     "CONSTITUENT DOCUMENTS" means the certificate of incorporation, articles of incorporation, articles of organization, agreement of association, by-laws and/or equivalent documents pursuant to which a corporation is organized and operates under its governing law.

     "CONTRACT" means any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral), other than those that have been terminated.

     "COPYRIGHTS" as defined in the definition of "Intellectual Property
Assets."

     "COURT ORDER" means court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

     "CUSTOMER CONTRACTS" is defined in Section 2.1(b) hereof.

     "DEFERRED AMOUNT" is defined in Section 6.12 hereof.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of either of the Sellers or any of their Subsidiaries, which are now, or were within the past three years, maintained by either of the Sellers or any of their Subsidiaries, or under which either of the Sellers or any of their Subsidiaries has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements.

     "ENCUMBRANCE" means any mortgage, charge, claim, community property interest, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

     "ENVIRONMENTAL LAWS" means Laws, Court Orders and Government Authorizations concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Laws, Court Orders and Government Authorizations that are concerned, in whole or in part, with: (1) the environment and with protecting or improving the quality of the environment and human and employee health and safety issues; or (2) the management of pollution or Hazardous Materials, including, but not limited to, the: (a) Comprehensive
Environmental Response, Compensation and Liability Act; (b) Resource
Conservation and Recovery Act; (c) Clean Air Act; (d) Clean Water Act; (e) Toxic
Substances Control Act; (f) Emergency Planning and Community Right-to-Know Act of 1986; (g) Hazardous Materials Transportation Act; (h) Federal Water Pollution
Control Act; and (i) the Federal Insecticide, Fungicide and Rodenticide Act, as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and any and all analogous state


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or local statutes, and the regulations promulgated pursuant thereto, or any successor laws and any similar laws, rules, or regulations.

     "ENVIRONMENTAL SITE" means any properties or facilities currently or formerly owned or leased by either of the Sellers, or, to the best knowledge of either of the Sellers or the Principal Stockholders, any current or former
Affiliates or predecessors-in-interest of either of the Sellers.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "ERISA AFFILIATE" is defined in Section 4.16(d) hereof.

     "ESCROW" is defined in Section 3.4 hereof.

     "ESCROW AGENT" is defined in Section 3.4 hereof.

     "ESCROWED PURCHASE SHARES" is defined in Section 3.1(b) hereof.

     "EXCLUDED ASSETS" is defined in Section 2.2 hereof.

     "FULL REMEDY PRODUCT LIABILITY CLAIMS" is defined in Section 2.4(f) hereof.

     "GOVERNMENTAL AUTHORITY" means any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United
States, any foreign county or any domestic, foreign, state, local, county, city or other political subdivision.

     "GOVERNMENT AUTHORIZATIONS" means any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval from a Government Authority.

     "GPI 401(K) PLAN" is defined in Section 6.16 hereof.

     "GPI COMPANY" is defined in the preamble hereof.

     "GPI EMPLOYEES" is defined in Section 6.8(b) hereof.

     "GPI HEALTH CONTRACT" is defined in Section 2.4(h) hereof.

     "HART-SCOTT-RODINO ACT" is defined in Section 5.3(b) hereof.

     "HAZARDOUS MATERIALS" means any substance, material or waste which is regulated by an Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material,"
"hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including, but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "HOLDBACK SHARES" is defined in Section 3.1(b) hereof.


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     "INCOMPLETE REMEDY PRODUCT LIABILITY CLAIMS" is defined in Section 2.4(g)
hereof.

     "INDEMNIFIED PERSON" means any person entitled to be indemnified under
Article X hereof.

     "INDEMNIFYING PERSON" means any person obligated to indemnify another person under Article X hereof.

     "INDEPENDENT CPA" means Deloitte & Touche, LLP.

     "INTELLECTUAL PROPERTY ASSETS" means all worldwide intellectual property rights including without limitation: (a) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names and addresses, trade dress, slogans, and all registrations or applications therefor, and the goodwill associated therewith (collectively, "MARKS"); (b) all patents, patent applications and inventions and discoveries that may be patentable, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof (collectively, "Patents"); (c) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans, mask works, software, programs and related documentation, and videos and any other expressions, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "COPYRIGHTS"); and (d) all trade secrets, know-how, confidential information, customer lists, sales and marketing information, technical information and documentation (which reproduce the types of information otherwise listed in the definition of Trade Secrets herein), proprietary information, technologies, designs, procedures, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, patterns, plans, designs, drawings, models and blue prints, specifications, flow sheets, equipment and parts lists, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise, and all descriptions and related instructions, manuals, data, records and procedures related thereto
(collectively, "TRADE SECRETS"); owned, used or licensed by either of the Sellers as licensee or licensor and that are used in or material to the conduct of their business as it is currently conducted or as proposed to be conducted.

     "KEY EMPLOYEES" is defined in Section 6.8(b) hereof.

     "LAWS" means all statutes, laws, ordinances, rules and regulations issued by any Government Authority.

     "LIABILITIES" means all the actual or contingent liabilities of each of the Sellers existing at the time of the Closing or any such liabilities incurred as a direct result of the Closing.

     "LIENS" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any


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filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

     "LOSSES" means all losses, damages (including, without limitation, punitive and consequential damages and lost profits, lost revenues and opportunity costs), fines, penalties, payments, obligations and all liabilities and all expenses related thereto incurred by an Indemnified Person. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified
Persons and whether or not the Indemnified Persons are made or become parties to any such action.

     "MARKS" is defined in the definition of "Intellectual Property Assets."

     "MATERIAL ADVERSE EFFECT" means a material adverse change in the business, operations, properties, assets, liabilities, results of operations or condition
(financial or otherwise) of the Buyer and its Subsidiaries considered as a single enterprise, or the Sellers and their Subsidiaries considered as a single enterprise (as applicable).

     "MATERIAL PERSONAL PROPERTY" is defined in Section 4.9(b) hereof.

     "MATERIAL REAL PROPERTY" is defined in Section 4.9(a) hereof.

     "MOSTEK COMPANY" is defined in the preamble hereof.

     "PATENTS" is defined in the definition of "Intellectual Property Assets."

     "PENSION PLAN" is defined in Section 4.16(h) hereof.

     "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

     "PRINCIPAL STOCKHOLDERS" means: (a) the Trust; and (b) Moustafa O. Nasr and
Samia M. Nasr, both individually and as Trustees and beneficiaries of the Trust.

     "PROCEEDING" means any pending formal or informal claim, action, investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

     "PURCHASE SHARES" means 850,000 (subject to adjustment) shares of Buyer
Common Stock to be delivered as payment for the Purchased Assets in accordance with Sections 3.1 and 3.2 hereof.

     "PURCHASED ASSETS" is defined in Section 2.1 hereof.

     "RECEIVABLES" is defined in Section 4.10 hereof.

     "REGISTRATION STATEMENT" is defined in Section 7.5(a) hereof.


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     "REGULATION D" is defined in Section 3.5 hereof.

     "RELATED PERSON" is defined in Section 4.25 hereof.

     "RESOLUTION PERIOD" is defined in Section 3.2(d) hereof.

     "RETAINED LIABILITIES" is defined in Section 2.4 hereof.

     "RETURNS" is defined in Section 4.8(a) hereof.

     "REVIEW PERIOD" is defined in Section 3.2(b) hereof.

     "RULE 144" is defined in Section 4.28 hereof.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SANTA CLARA LEASE" is defined in Section 2.1(i) hereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLERS" means the GPI Company and the Mostek Company, collectively.

     "SELLERS' AUDITED FINANCIAL STATEMENTS" is defined in Section 4.5(a) hereof.

     "SELLERS' INDEMNIFIED PERSONS" means each of the GPI Company, the Mostek
Company, their Subsidiaries and Affiliates and their respective present and former directors, officers, employees, stockholders, representatives and agents, including, but not limited to the Principal Stockholders.

     "SELLERS' INSURANCE" is defined in Section 12.16 hereof.

     "SELLERS' IP REPRESENTATIVES" is defined in Section 4.12(i) hereof.

     "SUBSIDIARY" means with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

     "TAXES" (including, with correlative meaning, the terms "Tax" and "Taxable") means all income, profit, franchise, gross receipts, sales, use, real property, personal property, ad valorem, excise, value added, alternative minimum, employment, payroll, social security and withholding taxes, severance, stamp, gains, transfer, license, documentary, customs, occupation, environmental, windfall, and other taxes, duties, or assessments of any kind whatsoever, and any interest or fines, and any and all penalties and additions relating to such amounts, imposed by any Governmental Authority (a "TAX
AUTHORITY").


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


     "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any Person believes it may be an Indemnified Person hereunder.

     "TRADE SECRETS" is defined in the definition of "Intellectual Property
Assets."

     "TRANSFER" is defined in Section 7.5(i) hereof.

     "TRANSFER TAX RETURNS" is defined in Section 2.5(a) hereof.

     "TRUST" is defined in the preamble hereto.

     "US GAAP" means generally accepted accounting principles in the United
States of America, applied on a basis consistent with past practices.

ARTICLE II.  PURCHASE AND SALE OF PURCHASED ASSETS

     2.1. PURCHASED ASSETS. Subject to the provisions of this Agreement and except as expressly excluded in Section 2.2 below, the Sellers agree to sell and the Buyer agrees to purchase, at the Closing, all of the properties, assets and business of the Sellers of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, all assets shown or reflected on the Base Balance Sheet and all of the Sellers' good will and the exclusive right to use the names of the Sellers as all or part of a trade or corporate name. The assets, property and business of the Sellers to be sold to and purchased by the Buyer under this Agreement are hereinafter sometimes referred to as the "PURCHASED ASSETS." The Purchased Assets include, but are not limited to, the following assets and business of Sellers:

          (a) all of the Receivables, machinery and equipment and other assets shown on the Base Balance Sheet plus any assets listed on SCHEDULE 2.1(a) hereto and any assets owned by the Sellers which previously have been written off, with only such changes with respect to such Receivables as have occurred since the date of the Base Balance Sheet and such changes to such machinery, equipment and other assets as have occurred in the ordinary course of the Sellers consistent with past practice since the date of the Base Balance Sheet;

          (b) all rights and interests of the Sellers in and to executory contracts, commitments, plans, agreements, understandings, licenses and personal property leases, other than in respect of any Retained Liability, including, without limitation, those listed on SCHEDULE 2.1(b) hereto (the "CUSTOMER
CONTRACTS");

          (c) all rights and interests of the Sellers in and to customer purchase orders;

          (d) (i) all of the GPI Company's books, records and accounts, correspondence and any confidential information relevant to the operation of its business which has been reduced to writing (which may be provided on computer disks, tape or comparable media), including, but not limited to, engineering records, purchase and sales records since January 1, 1998, production


                                     Page 8


flow chart records; credit records since January 1, 1998, copies of accounting records, and customer and vendor lists and records since January 1, 1998 and personnel records, payroll records and employee benefit summaries; and (ii) all of the Mostek Company's books, records and accounts, correspondence and any confidential information relevant to the operation of its business which has been reduced to writing (which may be provided on computer disks, tape or comparable media), including, but not limited to, engineering records, purchase and sales records since April 5, 2001, production flow chart records; credit records since April 5, 2001, copies of accounting records, and customer and vendor lists and records since April 5, 2001 and personnel records, payroll records and employee benefit summaries;

          (e) all of Sellers' rights, title and interest in and to the Intellectual Property Assets and agreements concerning such Intellectual Property Assets including, without limitation, those listed on SCHEDULE 4.12(b) hereof;

          (f) all of Sellers' right, title and interest in, to and under third-party manufacturers' warranties, other than in respect to any Retained Liabilities;

          (g) any and all of the Sellers' Government Authorizations to the extent that the same are transferable; and

          (h) all of the GPI Company's right, title and interest in the American Industrial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net dated October 13, 2000 by and between F&W Investment Co. and the GPI Company for the premises located at 3670 Charter Park Drive, Santa Clara, CA (the "SANTA CLARA LEASE").

     2.2. EXCLUDED ASSETS. The following assets shall be excluded from the Purchased Assets (collectively, the "EXCLUDED ASSETS"):

          (a) assets and property disposed of since the date of the Base Balance Sheet in the ordinary course of business and such other assets as have been disposed of pursuant to this Agreement;

          (b) the Sellers' corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with the Sellers' organization or stock capitalization;

          (c) the GPI Company's capital stock ownership in the Mostek Company;

          (d) all real property owned or leased by either of the Sellers, provided however, that the GPI Company shall assign the Santa Clara Lease to the Buyer; and

          (e) all of the Sellers' cash and cash equivalents.

     2.3. ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations of the

Sellers set forth below to the extent existing as of the Closing or subsequent thereto (the "ASSUMED LIABILITIES"). The Assumed Liabilities shall consist only of the following:

          (a) all the liabilities of the Sellers shown on the Base Balance Sheet which are outstanding at the time of the Closing, except to the extent such liabilities are Retained Liabilities (as defined below); and

          (b) all liabilities and obligations incurred by the Sellers in the ordinary course of business and consistent with the terms hereof since the date of the Base Balance Sheet which are outstanding at the time of the Closing, including payroll obligations incurred by the Sellers during the period of September 15, 2001 through the Closing Date in an amount not to exceed $200,000, except to the extent such liabilities are Retained Liabilities (as defined below).

The assumption of Assumed Liabilities by the Buyer hereunder shall be treated as independent of the Buyer's existing business and shall not enlarge any rights of third parties under contracts or arrangements with the Buyer or the Sellers or any of their respective Subsidiaries. Nothing herein shall prevent the Buyer from contesting in good faith any of the Assumed Liabilities.

     2.4. RETAINED LIABILITIES. Except to the extent expressly assumed pursuant to Section 2.3 above, the Buyer does not assume and shall not be liable for any debt, obligation, responsibility or liability of the Sellers, or any Affiliate of the Sellers, or any claim against any of the foregoing, whether known or unknown, contingent absolute or otherwise (collectively, the "RETAINED LIABILITIES"). Without limiting the foregoing sentence, the Buyer shall have no responsibility with respect to the following, whether or not disclosed in the Base Balance Sheet or a schedule hereto:

          (a) any liabilities and obligations related to or arising from transactions among any or all of the Sellers, the Principal Stockholders or any Affiliate of either of the Sellers;

          (b) any liabilities and obligations for Taxes of any kind arising before the Closing, including Taxes related to or arising from the transfers contemplated hereby (except as set forth in Section 2.5(a) hereof);

          (c) any liabilities and obligations for damage or injury to person or property based upon events occurring prior to the Closing Date;

          (d) any liabilities and obligations to present and/or former employees of either of the Sellers, whether for accident, disability, or workers compensation insurance or benefits, benefits under employee benefit plans (except for liabilities and obligations arising after the Closing Date and assumed by the Buyer under the GPI Health Contract (as defined below)), back pay, accrued vacation, or obligations related to or resulting from severance of employment by either of the Sellers or the consummation by the Sellers of the transactions contemplated hereby;

          (e) any workmen's liens on any of the Purchased Assets;

          (f) any liabilities and obligations of the Sellers to customers or third parties in connection with their business with respect to shortages and defects in goods, including, but not limited to, liabilities and obligations for product warranty and product liability claims, delivered to customers or in transit to customers prior to the Closing or placed in finished goods inventory prior to the Closing and shipped to customers after the Closing (provided such goods shipped after the Closing are identifiable), which liabilities and obligations, if resulting in damage, will be remedied in whole solely by replacing the goods in question (collectively, "FULL REMEDY PRODUCT LIABILITY CLAIMS");

          (g) any liabilities and obligations of the Sellers to customers or third parties in connection with their business with respect to shortages and defects in goods, including, but not limited to, any liabilities and obligations for product warranty and product liability claims, delivered to customers or in transit to customers prior to the Closing or placed in finished goods inventory prior to the Closing and shipped to customers after the Closing (provided such goods shipped after the Closing are identifiable), which liabilities and obligations, if resulting in damage, will not be remedied in whole by replacing the goods in question (collectively, "INCOMPLETE REMEDY PRODUCT LIABILITY CLAIMS");

          (h) any liability under any Employee Benefit Plan, except for those liabilities arising after the Closing Date associated with the Group Agreement (Purchaser ID No. 226250; Contract ID No. 1.4) by and between the GPI Company and Kaiser Permanente (the "GPI HEALTH CONTRACT");

          (i) any liability relating to government grants, subsidies or other assistance including, without limitation, any liability for reimbursement to a Governmental Authority for any research and development grants, subsidies or assistance previously paid by the Governmental Authority relating to or arising out of either of the Sellers' business;

          (j) liabilities incurred by the Sellers in connection with this Agreement and the transactions provided for herein, including counsel and accountant's fees, filing fees and expenses related to the Sellers' performance of their obligations hereunder;

          (k) liabilities of the Sellers with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of their capital stock of any class;

          (l) the following judgment liens: (i) William Doyle, dba Collection Network v. Moustafa O. Nasr & Samia M. Nasr Family Trust; Moustafa O. Nasr; Samia M. Nasr; General Precision, Inc., a corporation, Judgment entered December 14, 2000 in Superior Court of California, Los Angeles County, Los Cerritos Justice District, for $4,732.00; and (ii) Automation Controls v. General Precision, Inc., Judgment entered March 9, 2001 in Superior Court of California, Los Angeles County, North Valley District-Newhall, for $1,737.88. Notice of Lien issued May 29, 2001;

          (m) payroll obligations incurred by the Sellers during the period of September 15, 2001 through the Closing Date in excess of $200,000;

          (n) Deed of Trust, Assignment of Rents and Fixture Filing by and between Moustafa O. Nasr, Samia M. Nasr, Trustees of the Nasr Family Trust dated September 7, 1999 as

Trustor, and Equitable Deed Company, as Trustee, for the benefit of Bank of America, N.A. dated May 8, 2000; and

          (o) $250,000 of professional fees accrued on the Base Balance Sheet.

     2.5. TAXES; DOCUMENTS OF ASSIGNMENT.

          (a) The Sellers and the Principal Stockholders shall be solely responsible (jointly and severally) for all Taxes required by any Governmental Authority in any relevant jurisdiction which arise out of or result from the sale of the Purchased Assets or the receipt of the Aggregate Consideration, provided however, that the Buyer shall reimburse the Sellers' sales taxes paid by them in connection with the transactions contemplated by this Agreement in an amount not to exceed $300,000. In addition, the Sellers and Principal Stockholders shall, at their own expense, properly complete, sign, and timely file any and all required Returns ("TRANSFER TAX RETURNS") and, if required by applicable law, the Buyer will join in the execution of any such Transfer Tax Returns.

          (b) At the Closing, each of the Sellers shall deliver or cause to be delivered to the Buyer good and sufficient instruments of transfer transferring to the Buyer or its designee title to all the Purchased Assets sold by that Seller. Such instruments of transfer: (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers; (ii) shall be in form and substance reasonably satisfactory to counsel for the Buyer; and (iii) shall effectively vest in the Buyer good and marketable title to all the Purchased Assets, free and clear of all Liabilities, Liens or Encumbrances not specifically assumed by the Buyer or its designee hereunder.

          (c) At the Closing, each of the Sellers shall deliver or cause to be delivered to the Buyer or its designee all of that Seller's Contracts included among the Purchased Assets, with such assignments thereof and consents to assignments as are necessary to assure the Buyer of the full benefit of the same. Each of the Sellers shall also deliver to the Buyer or its designee at the Closing copies of all of that Seller's business records, tax returns, books and other data relating to the Purchased Assets, and the business and operations (except the Excluded Assets) of each of the Sellers and shall take all requisite steps to put the Buyer in actual possession and operating control of the Purchased Assets under its control. After the Closing, the Buyer shall afford to each of the Sellers, the Principal Stockholders and their accountants and attorneys reasonable access to the books and records of the Sellers delivered to the Buyer under this Section 2.5 and shall permit the Sellers to make extracts and copies therefrom for the purpose of preparing such tax returns of the Sellers as may be required after the Closing and for other proper purposes approved by the Buyer.

     2.6. OTHER DOCUMENTS; FURTHER ASSURANCES.

          (a) At the Closing, each of the Sellers and the Principal Stockholders shall deliver or cause to be delivered to the Buyer such other documents as may be required by any Ancillary Agreement.

          (b) Each of the Sellers and the Principal Stockholders from time to time after the Closing at the request of the Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as the Buyer may reasonably require to more effectively transfer and assign to, and vest in, the Buyer each of the Purchased Assets. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, each of the Sellers and the Principal Stockholders shall use his, her or its reasonable best efforts before and after the Closing to obtain any necessary consents or waivers to assure the Buyer of the benefits of such leases, contracts, commitments or rights. If such consent is not obtained, the Sellers and the Principal Stockholders agree to cooperate with the Buyer in any reasonable arrangement designed to provide for the Buyer the benefits thereunder, including, but not limited to, having: (i) the Buyer act as agent for the Sellers and/or the Principal Stockholders; and (ii) the Sellers and/or the Principal Stockholders enforce for the benefit of the Buyer any and all rights of the Sellers and/or the Principal Stockholders against the other party thereto arising out of the cancellation by such other party or otherwise. Each of the Sellers and the Principal Stockholders shall cooperate with the Buyer to permit the Buyer to enjoy each of the Sellers' rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by the Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of the Sellers.

ARTICLE III.  AGGREGATE CONSIDERATION

     3.1. AGGREGATE CONSIDERATION AND PAYMENT.

          (a) Subject to the adjustment contained in Section 3.2 below, the aggregate consideration to be paid by the Buyer to the Sellers (the "AGGREGATE CONSIDERATION") in consideration of the sale of the Purchased Assets shall be equal to:

               (i) the aggregate amount of the Assumed Liabilities as of the Closing; and

               (ii) 850,000 (subject to adjustment) shares of Buyer Common Stock
                    (the "PURCHASE SHARES").

          (b) The Aggregate Consideration shall be paid by Buyer as follows:

               (i) 85,000 of the Purchase Shares shall be delivered to the Escrow Agent promptly after the Closing Date under the Escrow Agreement as provided by Section 3.4 below (the "ESCROWED PURCHASE SHARES");

               (ii) 25,000 of the Purchase Shares (the "HOLDBACK SHARES") shall be reserved for issuance by the Buyer pending adjustment in accordance with Section 3.2 below; and

               (iii) 740,000 of the Purchase Shares (the "BALANCE PURCHASE SHARES") shall be delivered to the Sellers promptly after the Closing Date.

     3.2. DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE CONSIDERATION.

          (a) Not later than fourteen (14) days after the Closing Date, the Sellers shall prepare and deliver to the Buyer: (i) a balance sheet (the "CLOSING BALANCE SHEET") which shall reflect the book value of both the Purchased Assets and the Assumed Liabilities as of the Closing Date; and (ii) a statement (the "CLOSING STATEMENT") indicating the difference between the aggregate net book value of the Purchased Assets (which, among other things, excludes all cash and cash equivalents) and the aggregate net book value of the Assumed Liabilities as of the Closing Date (the "CLOSING NET BOOK VALUE"). The Closing Balance Sheet shall be prepared on a basis consistent with the preparation of the Base Balance Sheet and in accordance with US GAAP. The Closing Balance Sheet delivered to the Buyer by the Sellers shall be accompanied by a compilation report from Martin & Coy, CPA, the accountants of the Sellers, that the Closing Balance Sheet has been prepared on a basis consistent with the preparation of the Base Balance Sheet and in accordance with US GAAP. The Closing Balance Sheet shall also be accompanied by all necessary and appropriate supporting work papers and materials. If these work papers and materials have not been provided or prepared in a professional and workmanlike manner, the Review Period referenced in Section 3.2(b) hereof shall be extended to give the Buyer's accountants sufficient time to complete their audit of the Closing Balance Sheet. Inventory shall be valued as provided in Section 4.11 hereof by the Buyer as of the close of business on the Closing Date based on a physical count undertaken by the Buyer at its expense on a mutually agreed upon date that is on or near the Closing Date at which all parties or their representatives may be present to observe. To the extent that the Closing Net Book Value differs from the comparable net book value as derived from the Base Balance Sheet (which figure assumes that: (A) cash and cash equivalents are $0.00 regardless of the actual amount of cash and cash equivalents of the Sellers on June 30, 2001; and
(B) the Sellers have Receivables of $ 2,800,000 regardless of the actual amount of Receivables of the Sellers on June 30, 2001) (the "BASE NET BOOK VALUE"), then the Aggregate Consideration shall be adjusted as hereinafter set forth. The Base Net Book Value equals $6,280,112.

          (b) Following receipt of the Closing Balance Sheet, the Buyer and the Buyer's accountants will be afforded a period of 120 calendar days (the "REVIEW PERIOD") to audit, at the Buyer's cost, the Closing Balance Sheet. During such Review Period, the Buyer and the Buyer's accountant will be afforded reasonable access to any of the Sellers' employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by the Sellers or their accountants in connection with the preparation of the audit and certification of the Closing Balance Sheet; provided, however, that the Buyer shall provide reasonable prior notice of any such investigation to the Sellers. At or before the end of the Review Period, the Buyer will either: (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance Sheet and the Closing Statement shall become final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer; or (ii) deliver to the Sellers and the Principal Stockholders a written notice in accordance with paragraph (d) of this Section 3.2 disputing the Closing Balance Sheet or the Closing Statement.

          (c) Within ten (10) days following the later of: (x) the date the Closing Balance Sheet and the Closing Statement is accepted by Buyer; or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet or the Closing Statement as provided in paragraph (d) of this Section 3.2:

              (i) if the Closing Net Book Value is less than the Base Net Book Value and such difference is less than or equal to $1,000,000, then the Buyer shall transfer and deliver to the Sellers that number of Holdback Shares, based upon a value of $40.00 per share, equal to: (A) $1,000,000; minus (B) such difference;

              (ii) if the Closing Net Book Value is less than the Base Net Book Value and such difference is greater than $1,000,000, then the Sellers and/or the Principal Stockholders (as applicable) shall transfer and deliver to the Buyer that number of shares of Balance Purchase Shares, based upon a value of $40.00 per share, equal to: (A) the Base Net Book Value; minus (B) the Closing Book Value; minus (C) $1,000,000; and

              (iii) if the Closing Net Book Value is greater than or equal to the Base Net Book Value, then the Buyer shall transfer and deliver to the Sellers all of the Holdback Shares.

          (d) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet or Closing Statement prior to the expiration of the Review Period, the Buyer shall provide the Sellers with written notice of each disputed item. In the event of such a dispute, the Buyer and the Sellers shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "RESOLUTION PERIOD") of the Sellers' receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer. If the Buyer and the Sellers are unable to reach a resolution with such effect within the Resolution Period, the Buyer and the Sellers shall submit the dispute to the Independent CPA. The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the Sellers, the Principal Stockholders and the Buyer. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Sellers and fifty percent (50%) against the Buyer, and shall be paid by each of them in those proportions.

     3.3. ALLOCATION OF AGGREGATE CONSIDERATION. The Buyer, the Sellers and the Principal Stockholders agree that on or before thirty (30) days after the Buyer has obtained an appraisal of the Purchased Assets, which appraisal the Buyer shall undertake in good faith to obtain no later than 90 days after the Closing Date, the parties shall allocate the Aggregate Consideration among the Purchased Assets in a manner consistent with such appraisal, subject to any adjustment to the Aggregate Consideration which shall be made pursuant to Section 3.2 hereof. The parties hereto acknowledge and agree that such allocation will reflect the respective fair market values of the Purchased Assets and that they will not take a position inconsistent with such allocation for federal, state, provincial or local Tax purposes.

     3.4. ESCROWED PURCHASE SHARES. Promptly after the Closing Date, the Buyer shall deliver to State Street Bank and Trust Company or any successor escrow agent (the "ESCROW AGENT"), the Escrowed Purchase Shares, such shares to be held by the Escrow Agent to secure the payment of indemnification payable to the Buyer hereunder by reason of the breach of any of the representations and warranties of the Sellers or the Principal Shareholders or failure of the Sellers or the Principal Shareholders to perform any of their obligations hereunder (the "Escrow"). Such Escrow shall terminate upon the one year anniversary of the Closing Date. In order to set forth the terms and conditions of the Escrow, the Buyer, the Sellers and the Escrow Agent shall enter into an Escrow Agreement, substantially in the form attached hereto as EXHIBIT A.

     3.5. REGULATION D. Each party shall use all reasonable efforts to cause the Purchase Shares to be issued in accordance with the applicable provisions of Regulation D promulgated under the Securities Act ("REGULATION D"), shall cooperate in all filings required pursuant to Regulation D and shall not knowingly take any action or fail to act which action or failure to act would jeopardize the issuance of the Purchase Shares in accordance with Regulation D. Until the registration of the Purchase Shares on Form S-3 contemplated by
Section 7.5 hereof is effective, all Purchase Shares issued pursuant to this Agreement will be subject to certain resale restrictions pursuant to the Securities Act and Regulation D.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND THE PRINCIPAL STOCKHOLDERS

     Each of the Sellers and the Principal Stockholders hereby, jointly and severally, represent and warrant to the Buyer as follows:

     4.1. ORGANIZATION AND QUALIFICATION OF THE SELLERS.

          (a) GPI COMPANY. The GPI Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the GPI Company's Constituent Documents which are attached as SCHEDULE 4.1(a) hereto, are complete and correct. The GPI Company is not duly qualified to do business and is not in good standing as a foreign corporation in any jurisdiction and it is not required to be licensed or qualified to conduct its business or own its property in any jurisdiction (other than the State of California).

          (b) MOSTEK COMPANY. The Mostek Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Mostek Company's Constituent Documents which are attached as SCHEDULE 4.1(b) hereto, are complete and correct. The Mostek Company is not duly qualified to do business and is not in good standing as a foreign corporation in any jurisdiction and it is not required to be licensed or qualified to conduct its business or own its property in any jurisdiction (other than the State of California).

     4.2. AUTHORITY; NO VIOLATION. Each of the Sellers has all requisite corporate power and authority to enter into and deliver this Agreement and each Ancillary Document to which it is a party and to carry out the transactions and perform its obligations contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party by each of the Sellers and all transactions contemplated herein and therein have been duly and validly authorized and approved by all necessary corporate action. Each such agreement constitutes the legal, valid and binding obligation of each of the Sellers, enforceable in accordance with its terms. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of this Agreement and the Ancillary Documents to which it is a party by each of the Sellers does not, and the consummation by each of the Sellers of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any national, regional or local Law of the jurisdictions where the Sellers do business; (ii) violate any provision of the Sellers' respective Constituent Documents; (iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under, any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which either Seller is a party or by which either Seller is bound, or to which either of the Sellers' properties (other than the Excluded Assets) are subject; (iv) violate or conflict with any resolution adopted by the Board of Directors or the stockholders of either Seller; (v) violate any legal requirement or Court Order to which either of the Sellers or any of the assets or properties owned or used by the Sellers is subject; or (vi) violate any Governmental Authorization which is held or used by either of the Sellers. The execution, delivery and performance of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority except as otherwise provided for in this Agreement. In addition, Moustafa Nasr and Samia Nasr are the sole trustees and sole beneficiaries of the Trust and, in their capacities as trustees of the Trust, they have all requisite power and authority to enter into and deliver this Agreement and each Ancillary Document to which the Trust is a party and to carry out the transactions on behalf of the Trust contemplated hereby and thereby and to perform the Trust's obligations contemplated hereby and thereby. Furthermore, the entering into of this Agreement and the Ancillary Documents to which the Trust is a party by the Trust does not, and the consummation by the Trust of the transactions contemplated hereby and thereby will not: (i) violate the provisions of the Declaration of Trust pursuant to which the Trust was formed; (ii) violate any national, regional or local Law to which the Trust is subject; (iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under, any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Trust is a party or by which the Trust is bound, or to which the Trust's properties are subject; or (iv) violate any legal requirement or

Court Order to which the Trust or any of the assets or properties owned or used by the Trust is subject.

     4.3. CAPITALIZATION.

          (a) As of the date hereof, the authorized equity securities of the GPI Company consists of 1,000,000 shares of GPI Company Common Stock, no par value per share, of which 100,000 shares are issued and outstanding, all of which are issued and outstanding in the name of the Trust. No Options to purchase shares of GPI Company Common Stock, no warrants to purchase shares of GPI Company Common Stock or similar rights are and shall be issued and outstanding at the date hereof and immediately prior to Closing. The GPI Company has never declared, set aside, made or paid any dividend or other distribution or repurchase or repayment in respect of shares of the GPI Company's capital stock. All of the outstanding equity securities of the GPI Company have been duly authorized and validly issued and are fully paid and nonassessable. SCHEDULE 4.3(a) hereto sets forth all outstanding securities of the GPI Company, including, but not limited to, all debt securities outstanding or authorized for issuance and all securities or rights convertible or exercisable into, or exchangeable for, capital stock. Except as set forth on SCHEDULE 4.3(a) hereto, there are no voting trusts or other contracts, agreements or understandings to which the GPI Company or any GPI Company stockholder is a party with respect to the voting of the capital stock of the GPI Company. Except as set forth on
SCHEDULE 4.3(a) hereto, there are no contracts, agreements or understandings relating to the issuance, sale or transfer of any equity securities or other securities of the GPI Company. Except as set forth on SCHEDULE 4.3(a) hereto, no Person has any preemptive rights with respect to any security of the GPI Company.

          (b) As of the date hereof, the authorized equity securities of the Mostek Company consists of 100,000 shares of Mostek Company Common Stock, no par value per share, of which 100,000 shares are issued and outstanding, all of which are issued and outstanding in the name of the GPI Company. No Options to purchase shares of Mostek Company Common Stock, no warrants to purchase shares of Mostek Company Common Stock or similar rights are and shall be issued and outstanding at the date hereof and immediately prior to Closing. The Mostek Company has never declared, set aside, made or paid any dividend or other distribution or repurchase or repayment in respect of shares of the Mostek Company's capital stock. All of the outstanding equity securities of the Mostek Company have been duly authorized and validly issued and are fully paid and nonassessable. SCHEDULE 4.3(b) hereto sets forth all outstanding securities of the Mostek Company, including, but not limited to, all debt securities outstanding or authorized for issuance and all securities or rights convertible or exercisable into, or exchangeable for, capital stock. Except as set forth on
SCHEDULE 4.3(b) hereto, there are no voting trusts or other contracts, agreements or understandings to which the Mostek Company or any Mostek Company stockholder is a party with respect to the voting of the capital stock of the Mostek Company. Except as set forth on SCHEDULE 4.3(b) hereto, there are no contracts, agreements or understandings relating to the issuance, sale or transfer of any equity securities or other securities of the Mostek Company. Except as set forth on SCHEDULE 4.3(b) hereto, no Person has any preemptive rights with respect to any security of the Mostek Company.

     4.4. SUBSIDIARIES; OTHER INVESTMENTS. Except as disclosed in SCHEDULE 4.4 hereto, neither Seller owns, directly or indirectly, any capital stock or ownership interest of any corporation or other business organization. Except as disclosed in SCHEDULE 4.4 hereto, neither of the Sellers is a partner or participant in any joint venture or partnership of any kind.

     4.5. FINANCIAL STATEMENTS.

          (a) Attached as SCHEDULE 4.5(a) hereto are the following audited consolidated financial statements of the Sellers (the "SELLERS' AUDITED FINANCIAL STATEMENTS"), together with all related compilations, reviews and other reports issued by the Sellers' independent certified public accountants with respect thereto, all of which statements (including the notes thereto) are complete and correct in all material respects and present fairly the assets, liabilities and financial position of the Sellers on the date of such statements, and the results of operations and changes in the financial condition of the Sellers for the periods covered thereby. The Sellers' Audited Financial Statements have been prepared in accordance with US GAAP consistently applied throughout the periods involved and prior periods:

               (i) Audited Consolidated Balance Sheet as of December 31, 2000 and Audited Consolidated Statements of Operations and Cash Flows for the year ending December 31, 2000 for the Sellers; and

               (ii) Audited Consolidated Balance Sheet as of June 30, 2001 and
                    Audited Consolidated Statements of Operations and Cash Flows for the three months ending June 30, 2001 for the Sellers.

          (b) The consolidated audited balance sheet of the Sellers dated June 30, 2001 (the "BASE BALANCE SHEET DATE") included in the above financial statements is sometimes referred to hereinafter as the "BASE BALANCE SHEET".

          (c) The books of account of the Sellers for the past three (3) years are complete and correct in all material respects and have been maintained on a consistent basis. The Sellers have not received any auditor's letters to management for fiscal years 2000, 1999 or 1998.

     4.6. ABSENCE OF UNDISCLOSED LIABILITIES. There are no material liabilities of any nature, known or unknown, with respect to the Sellers, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), except: (a) liabilities stated or adequately reserved against on the Base Balance Sheet; (b) liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), which liabilities, to the extent outstanding on the Closing Date, will be reflected on the Closing Balance Sheet; and (c) liabilities disclosed on
SCHEDULE 4.6 hereto. There is no fact which has a Material Adverse Effect, or may in the future (so far as can now be reasonably foreseen) have a Material Adverse Effect on the Sellers which has not been specifically disclosed herein or in a schedule hereto.

     4.7. CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES. Since the Base Balance Sheet Date, the Sellers have conducted their businesses only in the ordinary course, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition (including working capital, earnings, reserves, properties, assets, liabilities, business or operations), of either of the Sellers which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a Material Adverse Effect on the Sellers. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 4.7 hereto, since the Base Balance Sheet Date there has not been:

          (a) any amendment or other modification to the Constituent Documents of either of the Sellers;

          (b) any contingent liability incurred by either of the Sellers as guarantor or otherwise, with respect to the obligations of others;

          (c) any sale, lease or other disposition, or any agreement or other arrangement for the sale, lease or other disposition, of any of asset or property of the Sellers with a value individually, or in the aggregate, in excess of $25,000, other than in the ordinary course of business consistent with past practice;

          (d) any Lien or Encumbrance placed on any of the Purchased Assets which remains in existence on the date hereof;

          (e) any obligation or liability incurred by either of the Sellers, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

          (f) any entry into Contracts or agreements by the Sellers, except contracts made in the ordinary course of business consistent with past practices;

          (g) any entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to either of the Sellers or a Subsidiary of at least $25,000 including the entry into: (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

          (h) cancellation, compromise, release or waiver of any debt, claim or right with a value to either of the Sellers in excess of $10,000;

          (i) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation by either Seller in an aggregate amount in excess of $10,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

          (j) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long-term liabilities, shown on the Sellers' financial statements (or not required as of the date thereof to be shown thereon in accordance with US GAAP) or incurred since the date of the Base Balance Sheet in the ordinary course of business consistent with past practice;

          (k) institution or settlement of any Proceeding before any Governmental Authority relating to either of the Sellers;

          (l) except in the ordinary course of business consistent with past practice, commitment by either of the Sellers to provide services or goods for an indefinite period or a period of more than six
              (6) months;

          (m) any capital investment, capital expenditure, commitment or capital improvement, addition or betterment in amounts which exceed $10,000 in the aggregate or lease or agreement to lease assets with an annual rental which exceeds $10,000 in the aggregate;

          (n) any damage to or destruction of any asset or property of the Sellers whether covered by insurance or not, or loss of any customer, which would have a Material Adverse Effect on either Seller;

          (o) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of either of the Sellers, direct or indirect redemption, purchase or other acquisition by either of the Sellers of their capital stock, or any issuance of any securities of either of the Sellers;

          (p) issuance, sale, disposition, Lien or Encumbrance of, or authorization for issuance, sale, disposition, Lien or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of the Sellers' capital stock or any other of their securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in their outstanding securities or shares of capital stock or their capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

          (q) any intercorporate loan or transfer between either of the Sellers and any of their Affiliates;

          (r) any material labor trouble or claim of unfair labor practices involving either of the Sellers;

          (s) any change in the compensation or other amounts payable or to become payable by either of the Sellers to any of their directors, officers, employees, consultants, representatives or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such directors, officers, employees, consultants, representatives or agents; or any grant of any loans or severance or termination pay (other than as set forth on SCHEDULE 4.7); entry into or variation of any employment, severance or similar contract with any director, officer, employee, consultant, representative or agent; payment of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee; or any entrance into or variation of the terms of any employment agreement or consulting agreement or adoption of, or increase in, the benefits under any Employee Benefit Plan;

          (t) any change with respect to the management or supervisory personnel of either of the Sellers;

          (u) any payment or discharge of a material Lien, Encumbrance, claim, obligation or liability of either of the Sellers which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (v) any obligation or liability incurred by either of the Sellers to any of its officers or directors or any other Person or any loans or advances made by either of the Sellers to any of its officers or directors or any other Person, except normal compensation and expense allowances payable to officers in the ordinary course of business consistent with past practices;

          (w) any acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

          (x) any write-downs of the value of any inventory included in the Purchased Assets (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable included in the Purchased Assets, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the ordinary course of business;

          (y) any disposal, sale, assignment, license or lapse of any rights to the use of any Intellectual Property Asset, or the license or disposal, sale, assignment, or disclosure to any person other than the Buyer of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

          (z) any change in any method of accounting or accounting practice except as required by US GAAP; or

          (aa) any agreement, whether in writing or otherwise, to take any action described in this Section 4.7.

     4.8. PAYMENT OF TAXES.

          (a) Each of the Sellers and their Subsidiaries have filed or caused to be filed with the appropriate Tax Authorities in a timely manner all Tax returns, reports and forms, statements, declarations, claims for refund, and other documents and information with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof ("RETURNS") required to be filed by them with a Tax Authority.

          (b) The information reported on such Returns is complete and accurate.

          (c) Each of the Sellers and their Subsidiaries have paid in full on a timely basis all Taxes or made adequate provision in the Sellers' financial statements for all Taxes (whether or not shown on any Return) required to be paid by them (including any Taxes of another Person for which the Sellers or their Subsidiaries may have liability pursuant to Treasury Regulation Section 1.1502-6, or any similar provision of state, local, or foreign law, as a transferee or successor, by contract or otherwise).

          (d) There are no Encumbrances or Liens for Taxes upon the assets or properties of any of the Sellers or their Subsidiaries other than for Taxes not yet due and payable.

          (e) No deficiencies for Taxes have been claimed, proposed, or assessed in writing or otherwise to the Sellers knowledge by any Tax Authority or other Governmental Authority with respect to any of the Sellers or their Subsidiaries, and there are no pending or, to the Sellers' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of any of the Sellers or their Subsidiaries.

          (f) The Sellers have delivered or made available to the Buyer correct and complete copies of all income tax returns filed by each of the Sellers and their Subsidiaries since December 31, 1997.

          (g) The Sellers have no examination reports and statements or notices of deficiency asserted, proposed, or assessed against or agreed to by any of the Sellers or their Subsidiaries.

          (h) There are no outstanding Contracts or written waivers with respect to any of the Sellers or their Subsidiaries extending the statutory period of limitation applicable to any

Taxes, and neither of the Sellers nor their Subsidiaries have requested any extension of time within which to file any Return, which has not yet been filed.

          (i) Each of the Sellers and their Subsidiaries have withheld and timely paid to the appropriate Tax Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person.

     4.9. TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

          (a) The Purchased Assets do not include any real property. The Sellers do not and have never owned real property. Set forth on SCHEDULE 4.9(a) hereto is a listing of all real property leased by either of the Sellers, including a description of the real estate and any Liens or Encumbrances on the property (collectively, the "MATERIAL REAL PROPERTY").

          (b) Set forth on SCHEDULE 4.9(b) hereto is a listing of: (i) all machinery, equipment and other tangible personal property with an original cost in excess of $10,000 used or owned by either of the Sellers; and (ii) a listing of all leases under which either of the Sellers leases any personal property requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "MATERIAL PERSONAL PROPERTY").
SCHEDULE 4.9(B) hereto lists all locations where Material Personal Property is located.

          (c) Except for assets or properties acquired since the Base Balance Sheet Date and set forth on SCHEDULE 4.9(c) hereto, all of the assets and properties of both of the Sellers are reflected on the Base Balance Sheet (except to the extent not required to be so reflected by US GAAP). The only intangible assets and properties owned or used by either of the Sellers are the GPI Company and the Mostek Company Intellectual Property Assets described in
Section 4.12. The Purchased Assets include all of the assets owned or leased by both of the Sellers that are useful in their business.

          (d) Each of the Sellers is in compliance with all terms and conditions of each lease of Material Real Property or Material Personal Property and no event has occurred nor, to either of the Sellers' knowledge, does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such lease and neither of the Sellers has given nor received notice of any alleged violation or of any default under any such agreement.

          (e) Each of the Sellers has good and marketable title in fee simple to all of its owned personal property included in the Purchased Assets. Except as set forth on SCHEDULE 4.9(e) hereto, none of the Material Real Property or Material Personal Property owned or used by either of the Sellers is subject to any Lien or Encumbrance (other than for taxes not yet due and payable) of any kind against any such Seller's rights in such property and, to the extent such property is used by either of the Sellers but owned by a third party, to the knowledge of the Sellers, there are no Liens or Encumbrances (other than for taxes not yet due and payable) of any kind against such third party's rights in such property.

          (f) All buildings, machinery and equipment used or owned by either of the Sellers are in satisfactory condition, are presently in working order and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put, and have been adequately maintained.

          (g) There are no outstanding contracts, agreements or understandings made by either of the Sellers for the construction or repair of any improvements to the Material Real Property that have not been fully paid for.

          (h) Neither of the Sellers has received any written notice from any insurance carrier of any defects or inadequacies in the Material Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims of either of the Sellers related to the Material Real Property.

     4.10. COLLECTIBILITY OF RECEIVABLES. All of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("RECEIVABLES") of both of the Sellers shown or reflected on the Base Balance Sheet are, and those to be reflected on the Closing Balance Sheet will be: (a) valid and enforceable claims; (b) which arose out of transactions with unaffiliated parties; (c) fully collectible within ninety (90) days of invoice date through normal means of collection, other than allowances for doubtful Receivables reflected on the Closing Balance Sheet as determined in compliance with US GAAP; and (d) subject to no set-off, defense or counterclaim.

     4.11. INVENTORIES.

          (a) All inventories of finished goods and raw materials of each of the Sellers reflected on the Base Balance Sheet are, and those to be reflected on the Closing Balance Sheet will be, of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with each of the Sellers' prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet or to be shown on the Closing Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with each of the Sellers' normal valuation methods and policies, consistently applied, which methods and policies are in accordance with US GAAP. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as set forth on SCHEDULE 4.11 hereto, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices and in no event less than cost.

          (b) The value of the finished goods inventory on the Base Balance Sheet Date, and on the Closing Date, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price. The inventories of finished goods value on the Closing Balance Sheet shall thereafter be salable at prices equal to or in excess of the amount necessary, after variable expenses, to sell such inventory at a price equal to no less than cost. All inventories of finished goods existing on the Base Balance Sheet Date and on the Closing Date and included in the Purchased Assets will be salable on or before the date 180 days after the Closing Date, in a manner consistent with each of the Sellers' normal and ordinary course of business and consistent with the past practices of each of the Sellers.

     4.12. INTELLECTUAL PROPERTY ASSETS.

          (a) The Sellers, as applicable: (i) own all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens; or (ii) license or otherwise possesses legally valid and enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), each of the Sellers may transfer such rights as contemplated by this Agreement. Each of the Sellers has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets except where the failure to so protect or maintain does not relate to a material Intellectual Property Asset.

          (b) SCHEDULE 4.12(b) hereto contains a true, correct and complete list and summary description, including any royalties paid or received by the Sellers, of all contracts, agreements or understandings relating to the Intellectual Property Assets to which either Seller is a party or by which either Seller is bound. Other than as set forth on SCHEDULE 4.12(b), neither Seller is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any agreement described on SCHEDULE 4.12(b). Each license of Intellectual Property Assets listed in SCHEDULE 4.12(b) is valid, subsisting, and enforceable, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

          (c) Except as set forth on SCHEDULE 4.12(c) hereto, the Sellers and/or the Principal Stockholders own no Patents. Any Patents disclosed on SCHEDULE 4.12(c) are valid and subsisting and all maintenance fees, annuities and the like have been paid and, to the knowledge of the Sellers, none of the Patents is infringed or has been challenged or threatened in any way by any Person.

          (d) (i) SCHEDULE 4.12(d) hereto contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) to the knowledge of the Sellers, none of the Marks is infringed; (iv) none of the Marks has been challenged or threatened in any way by any Person, and no claims exist against the use by either of the Sellers of any Marks in their business as currently conducted or as proposed to be conducted; (v) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices; and (vi) all uses of registered Marks are in conformance with applicable statutory and common law so as not to compromise the strength and integrity of the Marks.

          (e) (i) SCHEDULE 4.12(e) hereto contains a true, correct and complete list of all Copyrights; (ii) all the Copyrights owned by either of the Sellers, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Sellers, none of the Copyrights is infringed or has been challenged or threatened in any way; (iv) no claims exist against the use by either of the Sellers of any writings or other expressions used in their business as currently conducted or as proposed to be conducted; and (v) all works encompassed by the Copyrights have been marked with appropriate copyright notices.

          (f) SCHEDULE 4.12(f) hereto contains a true, correct and complete list of all Trade Secrets. Except as set forth on SCHEDULE 4.12(f) hereto, each of the Sellers has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. To the knowledge of the Sellers and except as set forth on SCHEDULE 4.12(f), the Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Sellers) or to the detriment of the Sellers. None of the Trade Secrets is subject to any material adverse claim or, to the knowledge of the Sellers, has been challenged or threatened in any way. Appropriate policies are in place to ensure the continued secrecy, confidentiality and value of the Sellers' Trade Secrets, including, but not limited to, appropriate marking of Trade Secrets as "proprietary" and/or "confidential"; appropriate limiting of access to Trade Secrets by employees on a "need-to-know" basis; and appropriate confidentiality provisions in agreements executed by employees, contractors, joint venturers and any and all Persons potentially or actually having access to Trade Secrets.

          (g) None of the products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Sellers conflicts with or infringes or is alleged to conflict with or infringe any proprietary rights owned, possessed or used by any Person.

          (h) To the knowledge of the Sellers, no Intellectual Property Asset is subject to any outstanding Court Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by either of the Sellers. Neither Seller has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset.

          (i) All employees, contractors, agents and consultants of the Sellers listed on SCHEDULE 4.12(i) hereto (the "SELLERS' IP REPRESENTATIVES") have executed a nondisclosure and assignment of inventions agreement in the form attached to SCHEDULE 4.12(i) hereto to protect the confidentiality and to vest in either of the Sellers exclusive ownership of such Intellectual Property Assets. The Sellers' IP Representatives are the only former or current employees, contractors, agents and consultants of the Sellers' who have: (A) participated in the creation of the Sellers' Intellectual Property Assets; and
(B) had access to the Sellers' Trade Secrets. To the knowledge of the Sellers, no former or current employee, contractor, agent or consultant of the Sellers has used any Trade Secrets or other confidential information of any other person in the course of their work for the Sellers. Neither of the Sellers has written or oral agreements with former or current employees, contractors, agents or consultants with respect to the ownership of the Intellectual Property Assets created by them as a result of which any such former or current employee, contractor, agent or consultant may have exclusive or nonexclusive rights to the portions of the Intellectual Property Assets so created by such individual.

          (j) To the knowledge of the Sellers, no officer, employee, contractor, agent or consultant of either of the Sellers is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Sellers because of the nature of the business conducted or to be conducted by the Sellers or relating to the use of Trade Secrets or proprietary information of others, and to the Sellers' knowledge and belief, the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject either of the Sellers to any liability with respect to any of the foregoing matters.

          (k) Neither of the Sellers has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither of the Sellers is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

     4.13. CONTRACTS AND COMMITMENTS.

          (a) SCHEDULE 4.13(a) contains a complete and accurate list, and the Sellers have delivered to Brooks true, correct and complete copies, of:

             (i) each Contract involving payments of at least $25,000 that involves performance of services or delivery of goods or materials by either of the Sellers;

             (ii) each Contract involving payments of at least $25,000 that involves performance of services or delivery of goods or materials to either of the Sellers;

             (iii) each Contract providing for the purchase of all or substantially all of a Seller's requirements of a particular product from a supplier;

             (iv) each Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

             (v)    each Contract for joint marketing, teaming or development;

             (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

             (vii) each Contract pertaining to either of the Sellers' maintenance or support of its products, services or supplies;

             (viii) each Contract for the sale of its products not made in the ordinary course of business;

            (ix) each Contract with any sales agent or distributor of products of either of the Sellers;

            (x) each Contract for a license (other than off-the-shelf, fully paid up, shrink wrap software licenses) or franchise (as licensor or licensee or franchisor or franchisee);

            (xi) each Contract involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable Contract;

            (xii)   each Contract with a Governmental Authority;

            (xiii) each Contract which is material to the assets or business of the Sellers considered as one enterprise;

            (xiv) each lease, license and other Contract affecting any leasehold or other interest in any Material Real Property or Material Personal Property to which either of the Sellers is a party;

            (xv) each licensing agreement or other Contract to which either of the Sellers is a party with respect to Intellectual Property Assets, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any Intellectual Property Assets;

            (xvi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting either of the Sellers;

            (xvii) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by either of the Sellers with any other Person or requiring either of the Sellers to make a capital contribution;

            (xviii) each Contract to which either of the Sellers is a party containing covenants that in any way purport to restrict the business activity of either of the Sellers or any of the employees of either of the Sellers or limit the freedom of either of the Sellers or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

            (xix) each employment or consulting agreement between either of the Sellers and its employees and consultants (other than agreements that are terminable on 30 days notice or less without penalty);

           (xx) each agreement between either of the Sellers and an officer or director of either of the Sellers or any Affiliate of any of the foregoing;

           (xxi) each power of attorney granted by either of the Sellers that is currently effective and outstanding;

           (xxii) each Contract for capital expenditures by either of the Sellers in excess of $25,000;

           (xxiii) each agreement of either of the Sellers under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of either of the Sellers), and each guaranty by either of the Sellers of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

           (xxiv) each agreement of either of the Sellers containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

           (xxv) each stock purchase, merger or other similar agreement pursuant to which either of the Sellers acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

           (xxvi) each material agreement to which either of the Sellers is a party containing a change of control provision applicable to the transactions contemplated by this Agreement;

           (xxvii) each other agreement to which either of the Sellers is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by either of the Sellers without penalty) or requiring payments by either of the Sellers of more than $25,000 per year; and

           (xxviii) each standard form of agreement pursuant to which either of the Sellers provides services or goods to customers.

          (b) Each of the Contracts to which either of the Sellers is a party, including those listed on SCHEDULE 4.13(a) hereto is valid, binding and enforceable against the relevant Seller and, to the knowledge of each of the Sellers, against the other parties thereto; the relevant Seller thereto is in full compliance with all terms and conditions of each Contract; and, except as set forth on SCHEDULE 4.13(b) hereto, no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under such Contract by either of the Sellers or, to the knowledge of the Sellers, by the other party or parties thereto, and neither of the Sellers has either given or received notice of any alleged violation of or default under any such Contract. Except as listed on
SCHEDULE 4.13(b)(1) hereto, neither the execution and delivery of this Agreement by the Sellers nor the consummation or performance by the Sellers of the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time or both give rise to a right of termination, cancellation or acceleration or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract included among the Purchased Assets. Except as described in SCHEDULE 4.13(b)(2) hereto, neither of the Sellers have received prepayments of any kind on any Contract.

          (c) Except as set forth on SCHEDULE 4.13(c) hereto, to the knowledge of the Sellers, neither of the Sellers is a party to any Contract or order for the sale of goods or the performance of services which, if performed by either of the Sellers in accordance with its terms, could only be performed with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

          (d) Since January 1, 2000, neither of the Sellers has experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor have either of the Sellers received notice or otherwise have knowledge that any material customer or supplier intends to cease, or materially reduce or change the terms of, doing business with either of the Sellers or to terminate any agreement with either of the Sellers where such action has had or would have a Material Adverse Effect on the business of either of the Sellers. SCHEDULE 4.13(d) hereto lists every material customer or supplier of the Sellers and the amount of business with that customer. To the knowledge of the Sellers, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material customer or material supplier of either of the Sellers or a material change in the relationship of either of the Sellers with such a material customer or a material supplier. For purposes hereof, "material customers" mean the top ten
(10) customers of each of the Sellers based upon revenue recognized since January 1, 2000. For purposes hereof, "material suppliers" mean the top five (5) suppliers to each of the Sellers based upon expenses incurred or accrued since January 1, 2000.

          (e) The backlog of each of the Sellers (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount for that Seller set forth on SCHEDULE 4.13(e) hereto, and the aggregate of all outstanding purchase orders issued by each Seller with respect to their business (including all contracts or commitments for the purchase by that Seller of materials or other supplies) is not materially more than the purchase order amount set forth on such SCHEDULE 4.13(e) hereto. All such sales and purchase commitments were made in the ordinary course of business.

     4.14. EMPLOYEES. SCHEDULE 4.14 hereto sets forth a true and complete list of: (a) all employees of each of the Sellers currently employed or employed since January 1, 2000; and (b) all technical and business consultants and independent contractors retained by either of the Sellers currently or since January 1, 1998. Also shown on SCHEDULE 4.14 are the name, job title, base salary (or base rate of compensation), bonus, vacation accrued, and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan of any nature for each persons listed on SCHEDULE 4.14.

     4.15. LABOR AND EMPLOYEE RELATIONS.

          (a) Complete and accurate copies of all written employment and consulting agreements of the persons required to be listed on SCHEDULE 4.14 to which either of the Sellers is a party or of which either of the Sellers is a beneficiary have been made available to the Buyer.

          (b) Except as shown on SCHEDULE 4.15(b) hereto: (i) none of the employees of either of the Sellers are covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association or any industry-wide labor agreement; (ii) no labor organization or group of employees has made a pending demand for recognition; (iii) there are no labor representation questions involving either of the Sellers; and (iv) there is no organizing activity involving either of the Sellers pending by any labor organization or group of employees. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances, lockouts, or other labor troubles pending, or threatened, with respect to the employees of either of the Sellers, nor has either of the Sellers experienced any work stoppage or other material labor difficulty during the three (3) years immediately preceding the date of this Agreement.

          (c) Except as set forth on SCHEDULE 4.15(c) hereto, each of the Sellers has complied in all material respects with all applicable Laws of each relevant jurisdiction (including the United States) relating to the employment of labor, including, without limitation, those relating to dismissal, redundancy, minimum notice, wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

          (d) Except as set forth on SCHEDULE 4.15(d) hereto, there are no complaints that have been served to either of the Sellers and, to the Sellers' knowledge, there are no other complaints, proceedings, investigations or charges against either of the Sellers pending or threatened before any Governmental Authority in the United States or elsewhere, by or on behalf of any employee or former employee of either of the Sellers.

          (e) Except as set forth on SCHEDULE 4.15(e) hereto, each of the Sellers has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. Neither of the Sellers has, or will have on the Closing Date, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items, whether arising as a matter of law, labor agreement, or otherwise, other than as set forth on the Base Balance Sheet or arising after the date thereof in the ordinary course of business consistent with past practices and set forth on the Closing Balance Sheet. Except as set forth in SCHEDULE 4.15(e) hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

          (f) Except as set forth on SCHEDULE 4.15(f) hereto, since January 1, 2000 there has not been any fine or penalty imposed or asserted against either of the Sellers under any laws (whether national, regional or local) of any applicable jurisdiction relating to employment, immigration or occupational safety matters.

     4.16. EMPLOYEE BENEFITS

          (a) SCHEDULE 4.16(a) hereto sets forth a brief description of every plan, arrangement or policy, written or oral, relating to current or former employees of either of the Sellers, including any Employee Benefit Plan.

          (b) There are no agreements or commitments of either of the Sellers, whether or not legally binding, to create any additional Employee Benefit Plan not listed on SCHEDULE 4.16(a) hereto. Except as set forth on SCHEDULE 4.16(a) hereto, there are no Employee Benefit Plans for which either of the Sellers has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Employee Benefit Plan for which a liability exists, the liability is identified on SCHEDULE 4.16(a).

          (c) Except for the Employee Benefit Plans listed on SCHEDULE 4.16(a), neither of the Sellers (either individually or collectively) maintains, has an obligation to contribute to, or has any actual or contingent liability with respect to, any Employee Benefit Plan. The Sellers have delivered to the Buyer or its counsel prior to the date hereof true and complete copies of: (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and, if applicable, related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Employee Benefit Plan;
(ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed; and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports, and (D) nondiscrimination and coverage tests performed under the Code (including 401(k), 401(m) and 410(b) tests) for each Employee Benefit Plan.

          (d) Neither of the Sellers has or ever has had an ERISA Affiliate. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Sellers that, together with either of the Sellers, is a member of: (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

          (e) Neither of the Sellers maintains or has ever maintained or contributes to or has ever contributed to an Employee Benefit Plan subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which either of the Sellers could incur any liability under Title IV of ERISA.

          (f) With respect to each Employee Benefit Plan: (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject the Buyer or the Sellers, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code; and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct either of the Sellers could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

          (g) Each Employee Benefit Plan which is a "welfare plan" within the meaning of Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; neither of the Sellers is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

          (h) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and which is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on SCHEDULE 4.16(a) hereto, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with terms of the relevant Employee Benefit Plan. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Court Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Sellers: (i) shall have performed all material obligations required to be performed by them under, and shall not be in material default under or in material violation of any Employee Benefit Plan; and (ii) shall have made all contributions or payments required to be made by them up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals (including accruals for 401(k) matching contributions, if any) therefor will have been provided for on the Sellers' Audited Financial Statements. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) will have been timely made as of and including the Closing Date.

          (i) Neither of the Sellers has received notice of or is aware of any Proceeding (other than routine claims for benefits) pending or threatened with respect to any Employee

Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could give rise to any such Proceeding. There has not occurred any circumstances by reason of which either of the Sellers may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

          (j) There are no complaints, charges or claims against either of the Sellers pending or threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which either of the Sellers could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Sellers as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

          (k) NO current or former employee, officer or director of either of the Sellers holds: (i) any option to purchase GPI Company Common Stock or Mostek Company Common Stock; (ii) any shares of GPI Company Common Stock and Mostek Company Common Stock that are restricted as a result of an agreement with either of the Sellers or any stock plan of either of the Sellers; and (iii) any other right, directly or indirectly, to receive GPI Company Common Stock or Mostek Company Common Stock or any other compensation based in whole or in part on the value of GPI Company Common Stock or Mostek Company Common Stock.

          (l) SCHEDULE 4.16(l) hereto sets forth a true and complete list of:
(i) all agreements with consultants obligating either of the Sellers to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

          (m) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in GPI Company Common Stock or Mostek Company Common Stock; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the either of the Sellers to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee, or (C) result in any parachute payment under Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered.

          (n) No Employee Benefit Plan listed on SCHEDULE 4.16(a) hereto provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of either of the Sellers beyond their retirement or other termination of service other than: (i) coverage mandated by applicable Law; (ii) retirement or death benefits under any Pension Plan; (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise; (iv) deferred compensation benefits accrued as liabilities on the consolidated books of either of the Sellers; or (v) benefits in the nature of severance pay.

          (o) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

          (p) No Employee Benefit Plan listed on SCHEDULE 4.16(a) hereto, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

          (q) Except as set forth on SCHEDULE 4.16(q) hereto, neither of the Sellers has proposed, agreed to or announced any changes to any Employee Benefit Plan listed on SCHEDULE 4.16(a) that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

     4.17. ENVIRONMENTAL MATTERS.

          (a) Except as disclosed on SCHEDULE 4.17(a) hereto, any Hazardous Materials used or generated by either of the Sellers have always been and are being generated, used, stored, treated and disposed on and at any Environmental Site in compliance in all material respects with all applicable Laws, Court Orders, Government Authorizations, including Environmental Laws. The Sellers are in compliance in all material respects with all Environmental Laws.

          (b) Except as set forth on SCHEDULE 4.17(b) hereto, neither of the Sellers has become subject to Court Order, or has received, or, to the knowledge of the Sellers, become subject to any written claim, notice, complaint or request for information from any Governmental Authority of the United States or other relevant Governmental Authority or any private party: (i) alleging violation of or noncompliance with any Environmental Law; (ii) asserting potential liability under any Environmental Law; or (iii) requesting investigation or clean-up of any Environmental Site under any Environmental Law.

          (c) Except as disclosed in SCHEDULE 4.17(c) hereto, no Hazardous Materials used or generated by either of the Sellers, their present and former Affiliates, or, to their knowledge, any predecessors-in-interest to the Sellers, have ever been, are being, or are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon an Environmental Site or any land adjacent thereto in material violation of any Environmental Law.

          (d) Except as disclosed in SCHEDULE 4.17(d) hereto, no Hazardous Materials have ever been shipped by or for the Sellers, their present and former Affiliates, or, to the knowledge of the Sellers, any predecessor-in-interest to the Sellers, to other sites or facilities for treatment, storage or disposal, and the Sellers have not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order.

          (e) Except as set forth on SCHEDULE 4.17(e) hereto, neither of the Sellers, their present and former Affiliates, nor, to the knowledge of the Sellers, any predecessor-in-interest to the Sellers has treated, stored for more than ninety (90) days, disposed of or recycled any

Hazardous Materials on any Environmental Site nor has anyone else treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Environmental Site.

          (f) Except as disclosed in SCHEDULE 4.17(f) hereto, Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Sellers and their present and former Affiliates in accordance with all Environmental Laws.

          (g) All underground tanks and other storage facilities for Hazardous Materials located at any Environmental Site are disclosed in SCHEDULE 4.17(g) hereto and, to the knowledge of the Sellers, no other underground tanks or other storage facilities for Hazardous Materials have been located on an Environmental Site and copies of all notifications made to federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to the Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law in any respect.

          (h) Except as disclosed in SCHEDULE 4.17(h) hereto, all wells, water discharges and other water diversions and all air emission sources on any Environmental Site are properly registered and/or permitted and do not violate any applicable law.

          (i) Except as set forth on SCHEDULE 4.17(i) hereto, there are no asbestos containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Environmental Site.

          (j) The Sellers do not produce, purchase or use in their products, or purchase or use any material, part, component or subassembly incorporated into their products, containing any chemical or other material to which local packaging and/or disclosure laws apply except as set forth on SCHEDULE 4.17(j) hereto.

          (k) There are no Liens or Encumbrances under Environmental Laws on any Environmental Site chargeable against the rights of either of the Sellers with respect to their businesses or on any Purchased Assets and, to the knowledge of the Sellers, no government actions have been taken or are in process which could subject any Environmental Site or any such Purchased Assets to such encumbrances, and neither of the Sellers would be required to place any notice or restriction relating to Hazardous Materials at any Environmental Site in any deed to such property except as set forth on SCHEDULE 4.17(k) hereto.

          (l) [Intentionally Omitted].

          (m) Except as disclosed on SCHEDULE 4.17(m) hereto, the Sellers are in compliance with all federal and state worker safety laws and requirements, including, but not limited to, applicable requirements under the Occupational Safety and Health Act.

     4.18. GOVERNMENT AUTHORIZATIONS/COMPLIANCE WITH LAWS.

          (a) Each of the Sellers holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on SCHEDULE 4.18 hereto, together with the applicable expiration date. All such Governmental Authorization are now, and, will be at the Closing, valid and in full force and effect. Except as described on SCHEDULE 4.18 hereto, the Buyer shall have full benefit of the same. No proceeding is pending or, to the knowledge of either of the Sellers, threatened seeking the revocation or limitations of any Government Authorization.

          (b) Each of the Sellers and each of their Subsidiaries is in compliance in all material respects with all applicable Laws, Court Orders and Governmental Authorizations affecting the assets or properties owned or used by each of the Sellers and each of their Subsidiaries or the business or operations of each of the Sellers and their Subsidiaries. Neither of the Sellers nor any Subsidiary has been charged with violating, or to the knowledge of the Sellers, threatened with a charge of violating, nor, to the Sellers' knowledge, are either of the Sellers or any of their Subsidiaries under investigation with respect to a possible violation of, any applicable Law, Court Order or Governmental Authorization relating to any of its or their assets or properties or any aspect of its or their business.

     4.19. WARRANTY OR OTHER CLAIMS.

          (a) Except as set forth on SCHEDULE 4.19(a) hereto, neither of the Sellers knows of any existing or threatened claims, or any facts upon which a claim is likely to be asserted against either of the Sellers, for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against either of the Sellers for material renegotiation or price redetermination of any business transaction, and neither of the Sellers has knowledge of any facts upon which any such claim is likely to be asserted.

          (b) All products that have been designed, manufactured or sold and all services that have been rendered by each of the Sellers complied with applicable contracts, product specifications, Laws and standards (whether established by the Sellers, Governmental Authority or industry), and, to the Sellers' knowledge, there are no defects in such products. SCHEDULE 4.19(b) hereto sets forth each of the Sellers': (i) experience with returns of products sold by it for the preceding fiscal year and for the portion of the current fiscal year (including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise); and (ii) aggregate expenses incurred by such Seller's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during the periods covered by the Sellers' Audited Financial Statements and the Sellers know of no reason why such expenses should significantly increase as a percentage of sales in the future.

     4.20. LITIGATION. Except for matters described in SCHEDULE 4.20 hereto, there is no Proceeding pending (or, to the knowledge of either of the Sellers, threatened) against or otherwise involving either of the Sellers, the Principal Stockholders, or any of the officers, directors, former officers or directors, employees, shareholders or agents of either of the Sellers (in their capacities as such) and there are no outstanding Court Orders to which the either of the Sellers or the Principal Stockholders is a party or by which any of the Purchased Assets are bound, any of which: (i) question this Agreement or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby or thereby; (ii) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of either of the Sellers'; or (iii) will result in any Material Adverse Effect to either of the Sellers or the Purchased Assets. Neither of the Sellers has any reason to believe that any such Proceeding may be brought against either of the Sellers, the Principal Stockholders, the Purchased Assets, the business of either Seller or any of the officers, directors, former officers or directors, employees, shareholders or agents of either of the Sellers.

     4.21. BORROWINGS AND GUARANTEES. Except as shown on SCHEDULE 4.21 hereto, there are no agreements or undertakings pursuant to which either of the Sellers, either singly or together: (a) are borrowing or are entitled to borrow any money; (b) are lending or have committed themselves to lend any money; or (c) are a guarantor or surety with respect to the obligations of any Person. Complete and accurate copies of all such written agreements have been delivered to the Buyer and are attached to SCHEDULE 4.21 hereto.

     4.22. INSURANCE.

          (a) Each of the Sellers maintains: (i) insurance on all of its property (including leased or owned real or personal property) that insures against loss or damage by fire or other casualty (including extended coverage); and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

          (b) SCHEDULE 4.22 hereto contains a complete and correct list of all policies of insurance maintained by or on behalf of each of the Sellers (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on SCHEDULE 4.22 hereto: (i) provide sufficient coverage to enable the Sellers to comply with all requirements of Law and all agreements to which any of them is subject; and (ii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 4.22 hereto also sets forth all other insurance policies in effect at any time during the last two full fiscal years and the current fiscal year, under which either of the Sellers may currently be entitled to give notice or otherwise assert a claim.

          (c) Except for amounts deductible under the policies of insurance described on SCHEDULE 4.22 hereto or with respect to risks assumed as a self-insurer and described on such schedule, neither of the Sellers is, nor have either of the Sellers at any time been, subject to any liability as a self-insurer of the business or assets of any of the Sellers.

          (d) Except as set forth on SCHEDULE 4.22 hereto, there are no claims dending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. SCHEDULE 4.22 hereto also sets forth the insurance claims expenses of the Sellers for the last two full fiscal years and the current fiscal year. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal, reduction of coverage or increase in premium has been


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


received by either of the Sellers with respect to any such policy. Neither of the Sellers has been refused any insurance, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither of the Sellers has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by either of the Sellers.

          (e) Except as set forth on SCHEDULE 4.22 hereto, neither of the Sellers has a current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

     4.23. CORPORATE BOOKS, RECORDS AND ACCOUNTS.

          (a) The minute books and stock records of each of the Sellers, and any of their Subsidiaries, accurately record all action taken by the stockholders, board of directors and committees thereof of the Sellers, and any of their Subsidiaries, and all issuances and transfers of capital stock of the Sellers, and any of their Subsidiaries. Complete and accurate copies of all minute books and stock records of the Sellers and any of their Subsidiaries have been delivered to or made available for inspection by Buyer.

          (b) The books, records and accounts of the Sellers fairly and accurately reflect transactions and dispositions of assets by each of the Sellers, and the system of internal accounting controls of each of the Sellers is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4.24. FINDER'S FEE. Neither the Sellers nor the Principal Stockholders have incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     4.25. TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on SCHEDULE
4.25 hereto, no shareholder, Affiliate, officer, director or employee of either of the Sellers or a Subsidiary, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has, in a capacity other than as shareholder, Affiliate, officer, director or employee, any interest in any assets or properties used in or pertaining to the business of the Sellers or a Subsidiary. None of the shareholders, Affiliates, officers or directors of either of the Sellers or a Subsidiary nor, to the Sellers' knowledge, any employee of either of the Sellers or any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) that has: (a) had business dealings with either of the Sellers or a Subsidiary; or (b) engaged in competition with either of the Sellers or a Subsidiary. None of the shareholders, Affiliates, officers or directors of either of the Sellers or a

Subsidiary or any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in excess of 10% of the aggregate equity interest or any other financial or profit interest in a Person that has: (i) had business dealings with either of the Sellers or a Subsidiary; or (ii) engaged in competition with either of the Sellers or a Subsidiary. Except as set forth on
SCHEDULE 4.25, no shareholder, Affiliate, officer, director or employee of either of the Sellers or a Subsidiary nor, to the Sellers' knowledge, any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, either of the Sellers or a Subsidiary.

     4.26. ABSENCE OF SENSITIVE PAYMENTS. None of the Sellers or their directors, officers or stockholders or the Principal Stockholders have, nor to the knowledge of any of the Sellers or the Principal Stockholders have, any of the Sellers' agents or employees or any other person associated with or acting on behalf of any of the Sellers:

          (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the Laws of any applicable jurisdiction or prohibited by the policy of either of the Sellers or of any of their suppliers or customers;

          (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

          (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether national, regional or local where such contributions were or would be a violation of applicable Law.

     4.27. INVESTMENT INTENT. The Sellers and the Principal Stockholders (if applicable) are purchasing or acquiring the Purchase Shares for their own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The Sellers and the Principal Stockholders (if applicable) hereby consent to the imposition of a legend substantially similar to the following on the certificate(s) for the Purchase Shares and agree to abide by the restrictions contained therein:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or assigned unless such shares are registered under the Securities Act or an opinion of counsel, acceptable to the Corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act."

     4.28. RESTRICTED SECURITIES. The Sellers and the Principal Stockholders understand that the Purchase Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Sellers' and the Principal Stockholders' investment intent as expressed herein. Subject to the provisions of Section 7.5 below, the Sellers' and the Principal Stockholders' acknowledge that the Purchase Shares, when received, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Furthermore, the Sellers and the Principal Stockholders acknowledge that if the Purchase Shares are registered under the Securities Act pursuant to Section 7.5 below: (a) such shares shall be "restricted securities" within the meaning of Rule 144 promulgated pursuant to the Securities Act ("RULE 144"); and (b) for so long as such Registration Statement is effective and the Buyer has not suspended the use of the Registration Statement, the shares may be sold if the applicable prospectus delivery requirements under the Securities Act are satisfied. The Sellers and the Principal Stockholders represent and warrant that each of them is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     4.29. PAYABLES. There has been no Material Adverse Effect upon either of the Sellers or a Subsidiary since the date of the Base Balance Sheet in connection with the amount or delinquency of accounts payable of either of the Sellers or a Subsidiary (either individually or in the aggregate).

     4.30. DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement, any Ancillary Document, document or certificate delivered by or on behalf of any of the Sellers or the Principal Stockholders pursuant to this Agreement, nor any exhibit or schedule to any of the foregoing (including financial statements and footnotes), contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. To the knowledge of the Sellers, there is no fact which has had or may have a Material Adverse Effect upon either of the Sellers which has not been set forth herein.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Sellers as follows:

     5.1. ORGANIZATION OF BUYER. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

     5.2. AUTHORIZATION OF TRANSACTION. All necessary action, corporate or otherwise, has been taken by the Buyer to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party, and each such agreement is the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     5.3. NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

          (a) Neither the execution, delivery or performance of this Agreement nor the Ancillary Documents to which the Buyer is a party, nor the performance of the transactions contemplated hereby and thereby, will: (i) constitute a breach or violation of the Buyer's Constituent Documents; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a Governmental Authority described in paragraph (b) below; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which the Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which the Buyer is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable to the Buyer or its business or assets, except where such breach, violation, default, failure to obtain any consent, approval, authorization or declaration, or make any filing or registration would not, either individually or in the aggregate, have a Material Adverse Effect upon the Buyer or materially impair or preclude the Buyer's ability to consummate the transactions contemplated by this Agreement.

          (b) The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Buyer is a party and the transactions contemplated hereby and thereby by the Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by the Buyer to any Governmental Authority, except for those: (i) which may be required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HART-SCOTT-RODINO ACT"); (ii) provided for in this Agreement; and (iii) which would not, either individually or in the aggregate, have a Material Adverse Effect upon the Buyer or materially impair or preclude the Buyer's ability to consummate the transactions contemplated by this Agreement.

     5.4. REPORTS AND FINANCIAL STATEMENTS. The Buyer has previously furnished to the Sellers complete and accurate copies, as amended or supplemented, of its:
(a) Annual Report on Form 10-K for the fiscal year 2000, as filed with the SEC;
(b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 2001; and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by the Buyer with the SEC since October 30, 2000 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "BUYER REPORTS"). The Buyer Reports constitute all of the documents filed by the Buyer with the SEC since October 30, 2000, other than any Registration Statement on Form S-8. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements and consolidated unaudited interim financial statements of the Buyer included in the Buyer Reports (together, the "BUYER FINANCIAL STATEMENTS"): (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; (ii) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated by Form 10-Q under the Securities Exchange Act of

1934, as amended, and subject to normal recurring year-end adjustments); (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer and each of its Subsidiaries as of the respective dates thereof and for the periods referred to therein; and (iv) are consistent in all material respects with the books and records of the Buyer.

     5.5. CAPITALIZATION. All of the Purchase Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of the Buyer consists of: (a) 43,000,000 shares of Buyer Common Stock, of which, as of August 31, 2001, 18,942,922 shares were validly issued and outstanding, fully paid and nonassessable; and (b) 1,000,000 shares of Buyer Preferred Stock, $0.01 par value per share, of which, as of June 30, 2001, no shares were validly issued or outstanding. Each Purchase Share shall be accompanied by one Buyer Purchase Right.

     5.6. LITIGATION. There is no Proceeding pending (or, to the knowledge of the Buyer, threatened) against or otherwise involving the Buyer or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Buyer (in their capacities as such) and there are no outstanding Court Orders to which the Buyer is a party or by which any of the Buyer's assets are bound, any of which: (a) question this Agreement or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby; or (b) will result in any Materially Adverse Effect to the Buyer.

     5.7. DISCLOSURE OF MATERIAL INFORMATION. Except as set forth on SCHEDULE
5.7 hereto, this Agreement does not contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE VI.  COVENANTS OF THE SELLERS

     Each of the Sellers and the Principal Stockholders covenants and agrees with the Buyer as follows:

     6.1. CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, each of the Sellers will do the following with respect to its business unless the Buyer shall otherwise consent in writing:

          (a) (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business; (iii) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage) in the amount and with the insurers set forth in SCHEDULE 4.22 hereto or equivalent insurance with any substitute insurers approved by the Buyer; (iv) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its Trade Secrets exercise commercially reasonable efforts to keep available to each Seller the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensor, customers, suppliers and other Persons with which such Seller has material business relations; and (v) in all respects conduct its business only in the ordinary course consistent with past practice and refrain from changing or introducing any method of management or operations for its business except in the ordinary course and consistent with prior practices;

          (b) refrain from: (i) making any purchase, sale or disposition of any Purchased Assets, except with respect to the sale of inventory in the ordinary course of business and for a cash consideration equal to the fair value thereof at the time of such sale; (ii) purchasing any capital asset costing more than $10,000; or (iii) mortgaging, pledging, subjecting to a Lien or Encumbrance any of the Purchased Assets;

          (c) maintain the Purchased Assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (d) refrain from instituting or settling any Proceeding before any Governmental Authority relating to it or its assets or properties;

          (e) refrain from making any material capital investment or expenditure or capital improvement, addition or betterment;

          (f) perform all of its obligations under all Contracts and other agreements relating to each of the Sellers, including the discharge of all accounts payable of each of the Sellers according to the terms and conditions of all invoices therefore, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefore being set aside on the books of each of the Sellers;

          (g) refrain from entering into any material contract, agreement or license, or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

          (h) refrain from entering into any contract or commitment providing for payments in excess of $25,000 in any fiscal year, except in the ordinary course of business after consultation with the Buyer;

          (i) refrain from taking or omitting to take any action that would constitute a material violation of or a material default under, or waive any rights under any contract;

          (j) refrain from canceling, compromising, waiving or releasing any material debt, right or claim;

          (k) use its best efforts to prevent any change with respect to its banking arrangements;

          (l) refrain from creating, incurring, assuming or otherwise becoming liable (alone or with any Subsidiary) for any indebtedness in an aggregate amount in excess of $50,000, provided however, that the Sellers, may create, incur, assume or otherwise become liable for trade payables incurred in the ordinary course of business with third parties on an arms length basis in an aggregate amount of up to $75,000 without the prior written consent of the Buyer;

          (m) refrain from paying, discharging or satisfying any obligation or liability, absolute, accrued, contingent or otherwise, whether or to become due, (alone or with any Subsidiary) in an aggregate amount in excess of $50,000;

          (n) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

          (o) refrain from making any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice;

          (p) refrain from: (i) making any change or incurring any obligation to make a change in the Constituent Documents of the Sellers; (ii) authorizing any additional or issuing any additional capital stock or, if applicable, other securities of the Sellers, including warrants and options; or (iii) acquiring any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

          (q) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock or other securities of the Sellers;

          (r) refrain from merging, consolidating or reorganizing either of the Sellers with, or having either of the Sellers acquire, any entity;

          (s) refrain from adopting a plan of dissolution or liquidation with respect to such Seller or any of its Subsidiaries;

          (t) refrain from entering into any employment or consulting contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of the directors, officers, employees or agents of the Sellers;

          (u) promptly upon its knowledge thereof, advise the Buyer in writing of the termination or resignation of any Key Employee and the circumstances therefore;

          (v) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

          (w) refrain from instituting, terminating, changing, making any unscheduled contribution to, or making any representations, either oral or written, to increase or change any Employee Benefit Plan or adopting any new Employee Benefit Plan;

          (x) refrain from making any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

          (y) withhold or turn over to taxing authorities all employment Taxes;

          (z) refrain from making any change in accounting methods or practices (except as otherwise provided in this Agreement);

          (aa) refrain from agreeing to any audit assessment by any taxing authority or filing any income or franchise tax return or amendment thereto, unless copies of such tax returns have been delivered to the Buyer for its review and approval prior to filing, or from revoking any tax election or making any agreement or settlement with any taxing authority;

          (bb) maintain true, correct and complete books of accounts and records relating to its business;

          (cc) comply in all respects with all Laws applicable to the conduct of its business and the Purchased Assets;

          (dd) pay all Taxes, assessments, governmental charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become a Lien or Encumbrance upon any of the Purchased Assets;

          (ee) promptly upon its knowledge thereof, advise the Buyer in writing of: (i) any Material Adverse Effect upon its business; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement or any of the Ancillary Documents (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision); or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any schedule to this Agreement or any Ancillary Document, delivered to the Buyer, had such event, occurrence, transaction or item existed on the date hereof; and

          (ff) not take or permit to be taken any action that is represented or warranted in Section 4.7 above not to have been taken since the Base Balance Sheet Date.

     6.2. ACCESS TO INFORMATION. The Sellers shall permit representatives of the Buyer to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the Sellers) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to the Sellers. No investigation or examination by the Buyer shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the Sellers or the Principal Stockholders under this Agreement or any of the Ancillary Documents.

     6.3. GOVERNMENTAL PERMITS AND APPROVALS; CONSENTS. Each of the Sellers shall use its best efforts (with the reasonable assistance of the Buyer to the extent required to obtain such approvals) to obtain promptly: (i) all Government Authorizations required to be obtained for the lawful consummation of the Closing; and (ii) the consents necessary to give the Buyer the full benefit of all Governmental Authorizations set forth or required to be set forth on SCHEDULE 4.18 hereto.

     6.4. ASSIGNMENT OF CONTRACTS. To the extent that the sale of the Purchased Assets constitutes an assignment under the terms of any contract to which either of the Sellers is a party (including leases for real property) or any Governmental Authorization which requires the consent of another party, each of the Sellers agrees to use its best efforts (with the reasonable assistance of the Buyer to the extent necessary to obtain such consents) to obtain the consent of such other party to an assignment in all cases in which consent is required.

     6.5. MAINTENANCE OF GOVERNMENT AUTHORIZATIONS. Each Seller shall at all times prior to the Closing Date cause themselves to preserve and maintain each of the Government Authorizations free and clear of all Liens and Encumbrances. In addition, the Sellers shall not take any action or permit any of any of their representatives to take any action which would cause any Governmental Authority to institute proceedings regarding any of the Government Authorizations or take any other action which would result in any either Seller being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof.

     6.6. COLLECTION OF RECEIVABLES. Between the date hereof and the Closing Date, each of the Sellers will use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize the Buyer's future customer relations.

     6.7. RISK OF LOSS. Legal title and risk of loss with respect to the Purchased Assets shall not pass to the Buyer until the Closing. Prior to the Closing Date, if any of the assets of either of the Sellers, including the Purchased Assets, are destroyed or damaged by fire or other casualty, the Buyer may, at its option, if the amount of such destruction or damage is in excess of $2,000,000, terminate this Agreement. In the event that the Buyer elects not to terminate this Agreement, the amount of any insurance proceeds shall not be taken into account in connection with the determination of any adjustment to the Aggregate Consideration.

     6.8. EMPLOYEE/EMPLOYEE COMPENSATION.

          (a) The Sellers agree to pay when due all compensation and benefits to any employee of the Sellers under all pay and compensation practices and under any employment agreements applicable to their business which are payable in the ordinary course of business.

          (b) Each of the Sellers shall use its best efforts to retain up until the Closing those employees listed on SCHEDULE 6.8(B)(1) attached hereto (the "GPI EMPLOYEES") and to cause the GPI Employees to agree to accept employment with the Buyer following the Closing. Furthermore, the GPI Employees who are listed on Schedule 6.8(b)(2) attached hereto are sometimes referred to herein as the "KEY EMPLOYEES."

          6.9. BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon either of the Sellers becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to it prior to the date hereof, of any of the representations and warranties of the Sellers or the Principal Stockholders contained in or referred to in this Agreement, the Sellers shall give detailed written notice thereof to the Buyer and shall use their reasonable best efforts to prevent or promptly remedy the same (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation or warranty).

     6.10. CONSUMMATION OF AGREEMENT. Each of the Sellers shall use its reasonable best efforts to perform and fulfill all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Sellers will obtain all necessary authorizations or approvals, including of the stockholders and boards of directors of each of the Sellers.

     6.11. EXCLUSIVITY. From the date hereof until 45 days after the Sellers have delivered to the Buyer the Sellers' Audited Financial Statements, neither the Sellers nor the Principal Stockholders, individually or collectively, shall:
(i) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by either of the Sellers or the Principal Stockholders), or take any other action intended or designed to facilitate the efforts of any Person, other than the Buyer, relating to an Acquisition Transaction; (ii) provide information with respect to the either of the Sellers or the Purchased Assets to any Person, other than the Buyer, relating to a possible Acquisition Transaction; (iii) enter into an agreement with any Person, other than the Buyer, providing for a possible Acquisition Transaction; or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Transaction by any Person, other than by the Buyer.

     6.12. DEFERRED REVENUES. The Sellers shall pay to the Buyer the full amount of any invoices from the Buyer for products provided or services performed by the Buyer under any Customer Contract for which either of the Sellers previously received cash in the form of deferred revenue, customer deposit or other prepayment (each a "DEFERRED AMOUNT"). Any invoice relating to a Deferred Amount shall reflect the Buyer's fully loaded costs of providing the product or service for which either of the Sellers was prepaid, provided, that if such Deferred Amount is not included in the Receivables set forth on the Closing Balance Sheet, then such invoice shall be increased by 10%. The Sellers shall pay the Buyer within 30 days of its receipt of the invoice. The Sellers shall also reimburse the Buyer for any refunds the Buyer is required to pay under any such Customer Contract to the extent of such applicable deferred revenue, customer deposit or prepayment.

     6.13. CHANGE OF NAME. Immediately following the Closing, each of the Sellers shall make an amendment to their respective Constituents Document and make all filings and take all steps required in their respective jurisdictions in order to change the name of each of the Sellers to a name which does not include the words "GPI", "General", "Precision" or "Mostek". In addition, in connection with the Closing, each of the Sellers shall deliver to the Buyer consents, in forms satisfactory to the Secretary of State of the State of California, consenting to the use of the name General Precision, Inc., GPI and GPI-Mostek, Inc. by the Buyer or any affiliate thereof.

     6.14. CERTAIN FILINGS. The Sellers shall cooperate with the Buyer with respect to all filings with Governmental Authorities that are required to be made by either of the Sellers to carry out the transactions contemplated by this Agreement. The Sellers shall assist the Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority which may be reasonably required or which the Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, if the transactions contemplated hereby are subject to the Hart-Scott-Rodino Act, the parties hereto shall promptly and in good faith file or cause to be filed the appropriate notifications with respect to the transactions contemplated hereby, respond to any requests for additional information and documents and provide the necessary information and make the necessary filings under such Act.

     6.15. 401(k) ISSUES. Prior to the Closing, the Board of Directors of the GPI Company will vote to effectuate an amendment to the General Precision, Inc. Profit Sharing 401(k) Plan (the "GPI 401(k) PLAN") providing that all participants in the GPI 401(k) Plan shall be fully vested, effective as of the Closing Date, in their account balances. Furthermore, the GPI Company shall cause the GPI 401(k) Plan's fiduciary to authorize participant directed distributions of their account balances in accordance with Code Section 401(k)(10); and, if participants in the GPI 401(k) Plan so elect, to make direct rollovers, including participant loans, to a qualified plan maintained by the Buyer.

ARTICLE VII.  COVENANTS OF BUYER

     7.1. REASONABLE BEST EFFORTS. Except as otherwise contemplated herein, the Buyer shall use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Agreement and the transactions contemplated by this Agreement, including, but not limited to, the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.

     7.2. NOTICES AND CONSENTS. The Buyer shall use reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

     7.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon the Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to it prior to the date hereof, of any of the representations and warranties of the Buyer contained in or referred to in this Agreement, the Buyer shall give detailed written notice thereof to the Sellers and shall use its reasonable best efforts to prevent or promptly remedy the same.

     7.4. LISTING OF PURCHASE SHARES. On or within 30 days after the Closing Date, the Buyer shall at its sole expense list the Purchase Shares on the Nasdaq National Market and shall take all steps necessary to accomplish the same.

     7.5. REGISTRATION OF THE PURCHASE SHARES ON FORM S-3.

          (a) On or before 60 days after the Closing Date, the Buyer shall file with the SEC, a Registration Statement on Form S-3 (or any successor short form registration involving a similar amount of disclosure; or if then ineligible to use any such form, then any other available form of registration statement) (the "REGISTRATION STATEMENT") for resale of all of the Purchase Shares then outstanding to be made on a continuous basis pursuant to Rule 415 of the Securities Act. The Buyer will use its commercially reasonable efforts to cause such Registration Statement to become effective (subject to review of such Registration Statement by the SEC) as soon as possible thereafter, and remain continuously effective until the earlier of: (i) two years after the Closing Date; or (ii) such time as all of the Purchase Shares may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. The Buyer may, upon written notice to the selling shareholders listed therein, from time to time suspend use of the Registration Statement for a reasonable period if the Buyer in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a Material Adverse Effect on the Buyer and its Subsidiaries taken as a whole.

          (b) The Sellers agree to use a broker acceptable to the Buyer, in its reasonable discretion, in connection with sales of the Purchase Shares under the Registration Statement.

          (c) The Buyer shall pay all expenses of registration for the Purchase Shares pursuant to Section 7.5(a) above, except brokerage commissions, legal expenses and such other expenses as may be required by law to be paid by the Sellers which shall be paid by the Sellers.

          (d) To the extent permitted by law, the Buyer will indemnify and hold harmless each of the Sellers, their respective officers and directors and each person, if any, who controls the Sellers within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (including reasonable attorneys' fees), arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Sellers and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 7.5(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer (which consent shall not be unreasonably withheld) nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by either of the Sellers or any person controlling the Sellers.

          (e) To the extent permitted by law, the Sellers and the Principal Stockholders will, severally and jointly, indemnify and hold harmless the Buyer, its directors, its officers who have signed such Registration Statement and each person, if any, who controls the Buyer within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Buyer or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (including reasonable attorneys' fees) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the either of the Sellers or any of the Principal Stockholders expressly for use in connection with such registration; and the Sellers and the Principal Stockholders, jointly and severally, will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 7.5(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

          (f) If the indemnification provided for in Sections 7.5(d) and (e) hereof is unavailable to a person entitled to indemnification hereunder, then each Person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted in the costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Buyer, the Sellers and the Principal Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 7.5(f) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7.5(f). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) Promptly after receipt by a party indemnified under this Section
7.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7.5, except to the extent that such indemnifying party is actually prejudiced thereby.

          (h) After registration of the Purchase Shares pursuant to Section 7.5(a) above, if: (i) the Registration Statement has not been suspended or withdrawn; and (ii) the Sellers provide the Buyer with any documentation reasonably requested by the Buyer in order to comply with the securities laws of the United States of America, the Buyer shall effect the removal of the restrictive legend set forth in Section 4.27 above from the certificate(s) surrendered by the Sellers.

          (i) For purposes of this Article VII: (i) if the Sellers transfer all, but not less than all, of the Purchase Shares to any of the Principal Stockholders (a "TRANSFER"), the rights and obligations of the Sellers under this Article VII shall inure to the benefit of and be binding upon such Principal Stockholders; and (ii) the Principal Stockholders do hereby acknowledge and agree that in the event of a Transfer, they (as applicable) shall assume all of the obligations and agreements of the Sellers under this
Article VII.

ARTICLE VIII.  CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of the Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

     8.1. REPRESENTATIONS; WARRANTEES; COVENANTS. Without giving effect to any qualification of materiality (or any variation of such term) contained in any representation or warranty, the representations and warranties of the Sellers and the Principal Stockholders contained in Article IV hereof or contained the Ancillary Documents, individually or in the aggregate, shall be true and correct in all material respects as though made on and as of the Closing Date and each of the Sellers and the Principal Stockholders shall, on or before the Closing have performed all of their obligations hereunder and under the Ancillary Documents which by the terms hereof and thereof are to be performed by them on or before the Closing.

     8.2. LIEN TERMINATIONS. The Sellers shall have delivered to the Buyer evidence satisfactory to the Buyer and its counsel that the Sellers are able to deliver the Purchased Assets free and clear of all Liens and Encumbrances, except as otherwise provided herein with respect to the Assumed Liabilities.

     8.3. DELIVERY OF FINANCIAL INFORMATION. The Sellers, at their own cost, shall have delivered to the Buyer the Sellers' Audited Financial Statements and historical financial statements and any other financial information with respect to their business required by Item 7 of Form 8-K and Regulation S-X of the SEC for a business acquisition required to be described in answer to Item 2 of Form 8-K, including information required in order for the Buyer to prepare the pro forma financial information required by Item 7 of Form 8-K.

               (i) The audit reports included with the Sellers' Audited
                   Financial Statements shall not be qualified or subject to modification.

     8.4. CERTAIN ANCILLARY DOCUMENTS. Each of the Sellers and/or the Principal Stockholders (as applicable) shall have executed the following agreements and documents and delivered them to the Buyer:

          (a) an Escrow Agreement substantially in the form attached hereto as EXHIBIT A;

          (b) a lease agreement for the property located at 25000 Avenue Stanford, Valencia, CA 91355 with the Buyer substantially in the form attached hereto as EXHIBIT B;

          (c) Bills of Sale from both Sellers transferring title to the Purchased Assets to the Buyer, each substantially in the form attached hereto as EXHIBIT C-1 and C-2, respectively;

          (d) Invention Assignment Agreements from both Sellers, each substantially in the form attached hereto as EXHIBIT D-1 and D-2, respectively;

          (e) Trademark Assignment Agreements from both Sellers, each substantially in the form attached hereto as EXHIBIT E-1 and E-2, respectively;

          (f) Copyright Assignment Agreements from both Sellers, each substantially in the form attached hereto as EXHIBIT F-1 and F-2, respectively;

          (g) certificates of the Principal Stockholders and President and CEO of both the GPI Company and the Mostak Company to the effect that each of the conditions specified in Section 8.1 above has been satisfied;

          (h) releases executed by each of the Sellers and all of the directors and officers of each of the Sellers and the Principal Stockholders, each substantially in the forms attached hereto as EXHIBIT G-1 and G-2, respectively; and

          (i) a Noncompetition and Proprietary Information Agreement executed by the GPI Company and the Mostek Company in the form attached hereto as EXHIBIT H.

     8.5. NASR AGREEMENTS. Moustafa Nasr shall have executed and delivered to the Buyer an Employment Agreement substantially in the form attached hereto as
EXHIBIT I and a Noncompetition Agreement substantially in the form attached hereto as EXHIBIT J. Samia Nasr shall have executed and delivered to the Buyer a Noncompetition Agreement substantially in the form attached hereto as EXHIBIT K.

     8.6. NONCOMPETITION AGREEMENTS. Each of the persons listed on SCHEDULE 6.8(b)(2) hereto shall have executed and delivered to the Buyer: (a) an Invention, Noncompetition and Proprietary Information Agreement (except for Moustafa Nasr) substantially in the form attached hereto as EXHIBIT L; and (b) a completed and executed Form I-9 (with complete supporting documentation).

     8.7. AUTHORIZATION FROM OTHERS; TERMINATION OR EXPIRATION OF WAITING PERIOD. All consents and permits of others required to permit the Sellers to complete the transactions contemplated by this Agreement and the Ancillary Agreements shall have been received by the Sellers and presented to the Buyer in a form acceptable to the Buyer, including, but not limited to, an assignment of the San Jose Lease from the GPI Company to the Buyer and a landlord consent relative to such assignment in substantially the form attached hereto as EXHIBIT
M. The applicable waiting period under the Hart-Scott-Rodino Act and any other laws applicable to this transaction shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department or any other governmental authority.

     8.8. ABSENCE OF CERTAIN LITIGATION. There shall not be any: (a) Court Order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) Proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof; or (c) Proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Buyer, in connection with the consummation of any material transaction contemplated hereby.

     8.9. NO BANKRUPTCY. Neither of the Sellers shall: (a) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors; or (b) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property; or (c) have an attachment placed on all or a significant portion of its assets.

     8.10. OPINION OF COUNSEL FOR THE SELLERS.

          (a) At the Closing, the Buyer shall have received from counsel for the Sellers, an opinion dated as of the Closing, substantially in the form set forth as EXHIBIT N hereto.

          (b) In rendering the foregoing opinion, such counsel for the Sellers may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on: (i) certificates of public officials; (ii) certificates, in form and substance satisfactory to the Buyer and its counsel, of officers of each of the Sellers; and (iii) an opinion or opinions of other counsel, satisfactory to the Buyer and its counsel, which opinions are in form and substance satisfactory to the Buyer and its counsel. In the event such counsel rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to the Buyer and its counsel.

     8.11. FAIRNESS OPINION. The Buyer's Board of Directors shall have received a written opinion from Banc of America Securities LLC, dated as of or prior to the Closing Date to the effect that as of the date of such opinion the Aggregate Consideration is fair, from a financial point of view, to Buyer.

     8.12. PAYMENT OF INDEBTEDNESS. The Sellers shall have paid in full the principal of and interest and premium, if any, on all indebtedness for borrowed money and shall have provided the Buyer with written evidence of the payoff and full satisfaction of all such indebtedness for borrowed money, provided however, that the Sellers need not have paid in full the principal of and interest and premium on the indebtedness set forth on SCHEDULE 8.12 hereto.

     8.13. NO MATERIAL ADVERSE EFFECT. Except for changes which have been disclosed to and accepted in writing by the Buyer prior to the Closing, there shall have been no Material Adverse Effect upon either of the Sellers or the Purchased Assets taken as a whole since the date of this Agreement, including, but not limited to, there being no material change in the net tangible asset value of the either of the Sellers' business.

     8.14. APPROVAL OF BUYER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this

Agreement, including, without limitation, opinions of counsel, shall have been approved by counsel for the Buyer, provided that the approval of such counsel shall not be unreasonably withheld.

ARTICLE IX.  CONDITIONS TO OBLIGATIONS OF THE SELLERS

     The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

     9.1. REPRESENTATIONS; WARRANTEES; COVENANTS. Without giving effect to any qualification of materiality (or any variation of such term) contained in any representation or warranty, the representations and warranties of the Buyer contained in Article V, and contained in the Ancillary Documents, individually or in the aggregate, shall be true and correct in all material respects as though made on and as of the Closing Date and the Buyer shall, on or before the Closing have performed all of its obligations hereunder and under the Ancillary Documents which by the terms hereof and thereof are to be performed by it on or before the Closing.

     9.2. CERTAIN ANCILLARY DOCUMENTS. The Buyer shall have executed the following agreements and documents and delivered them to the Sellers:

          (a) Instrument of Assumption of Liabilities agreements in favor of each of the Sellers substantially in the forms attached hereto as EXHIBIT O-1 and EXHIBIT O-2;

          (b) an Escrow Agreement substantially in the form attached hereto as EXHIBIT A; and

          (c) a certificate of the Senior Vice President, Finance & Administration and Chief Financial Officer of the Buyer to the effect that each of the conditions specified in Section 9.1 above has been satisfied.

     9.3. GOVERNMENTAL CONSENTS AND APPROVALS; TERMINATION OR EXPIRATION OF HSR WAITING PERIOD. All consents and permits of others required to permit the Buyer to complete the transaction shall have been received by the Buyer. The applicable waiting period under the Hart-Scott-Rodino Act and any other laws applicable to this transaction shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act and any other laws applicable to this transaction, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department.

     9.4. ABSENCE OF CERTAIN LITIGATION. There shall not be any: (a) Court Order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) Proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this

Agreement or asserts the illegality thereof; or (c) Proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for the Sellers is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of the Sellers, in connection with the consummation of any material transaction contemplated hereby.

     9.5. NO BANKRUPTCY. The Buyer shall not: (a) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors; or (b) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property; or (c) have an attachment placed on all or a significant portion of its ASSETS.

     9.6. OPINION OF BUYER'S COUNSEL.

          (a) At the Closing, the Sellers shall have received from Brown, Rudnick, Freed & Gesmer, counsel for Buyer, an opinion dated as of the Closing, substantially in the form of EXHIBIT P hereto.

          (b) In rendering said opinion, such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on: (i) certificates of public officials; (ii) certificates, in form and substance satisfactory to the Sellers and their counsel; (iii) certificates of officers of the Buyer; and (iv) an opinion or opinions, in form and substance satisfactory to Sellers and their counsel, of other counsel satisfactory to the Sellers and their counsel. In the event such counsel for the Buyer relies upon any such certificate or opinion, a counterpart of each thereof shall be delivered to the Sellers and their counsel.

     9.7. INSTRUCTIONS TO TRANSFER AGENT. At the Closing, the Buyer shall have delivered to its transfer agent, Equiserve, an irrevocable letter in the form of EXHIBIT Q hereto.


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


ARTICLE X.  INDEMNIFICATION

     10.1. INDEMNIFICATION BY THE SELLERS AND PRINCIPAL STOCKHOLDERS.

          (a) Subject to the limitations in paragraph (b) below, the Sellers and the Principal Stockholders, jointly and severally, shall defend, indemnify and hold harmless the Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them and whether or not caused by negligence or willful act:

             (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 4.2, 4.10, 4.11, 4.12 and, solely to the extent relating to title, Sections 4.1 and 4.9) made by the Sellers or the Principal Stockholders in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or thereto in connection with the Closing;

             (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Sellers or the Principal Stockholders pursuant to Sections 4.2 and 4.12 and, solely to the extent related to title, Sections 4.1 and 4.9;

             (iii) resulting from or arising out of any breach of any of the representations and warranties made by the Sellers or the Principal Stockholders pursuant to Sections 4.10 and 4.11;

             (iv) resulting from or arising out of any breach of any covenant or agreement made by the Company or the Principal Stockholders in or pursuant to this Agreement or any Ancillary Agreement, provided however, that any breach of a covenant or agreement contained in an agreement executed pursuant to Section 8.6 by an entity or individual other than the Principal Stockholders shall not impose upon the Principal Stockholders the indemnity obligations of this
                    Section 10.1;

             (v) in respect of any Retained Liabilities, except for any liability arising out of a Full Remedy Product Liability Claim;

             (vi) resulting from any liability arising out of a Full Remedy Product Liability Claim;

             (vii) resulting from or arising out of any liability, payment or obligation arising out of any litigation or similar matter required to be described on SCHEDULE 4.20 hereto;

             (viii) resulting from or arising out of the intentional
                    misrepresentation or breach of warranty of the Sellers or the

                    Principal Stockholders or any intentional failure of any of them to perform or comply with any of their respective covenants or agreements;

             (ix) resulting from or arising out of any liability, payment or obligation in respect of any Taxes owing by any of the Sellers, by the Principal Stockholders or the Buyer, as successor to the Sellers' businesses, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to and including the Closing Date;

             (x) resulting from or arising out of any third party action, whether by a Governmental Authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of any of the Companies on or before the Closing Date; or

             (xi) resulting from or arising out of any Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.

          (b) The right to indemnification under paragraph (a) is subject to the following limitations:

             (i) The Sellers and the Principal Stockholders shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers or the Principal Stockholders asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                  (1) for claims under clauses (i), (iii) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (i) or (iii)), of paragraph (a) above, a period of two (2) years from the Closing Date;

                  (2) for claims under clauses (vii), (ix), (x) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (vii), (ix) or (x)) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended; and


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


                  (3) for claims under clauses (ii), (iv), (v), (vi), (viii) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (ii), (iv), (v), (vi) or
                       (viii)) of paragraph (a) above, without limitation as to time.

             (ii) Indemnification for claims under paragraph (a) above (other than under clauses (a)(ii), (iii), (iv), (v), (vii), (viii)
                    (ix), (x) and (xi) (insofar as the claim under clause (xi) relates to any matter included under clause (a)(ii), (iii),
                    (iv), (v), (vii), (viii), (ix) or (x)) shall be payable by the Sellers and the Principal Stockholders only if the aggregate amount of all Losses hereunder by the Buyer's Indemnified Persons shall exceed Three Hundred and Fifty Thousand Dollars ($350,000) (the "BASKET"), at which point the Sellers and the Principal Stockholders shall be responsible for all Losses, including the Basket. The Sellers' and the Principal Stockholders' aggregate liability for indemnification under paragraph (a) above (other than under clauses (a)(ii), (iv), (v), (vii), (viii), (ix), (x) and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (a)(ii), (iv), (v), (vii),
                    (viii), (ix) or (x)) shall not exceed the total purchase price.

             (iii) For the purpose of this Section 10.1, any qualification of any representations and warranties by reference to the materiality of matters stated therein, and any limitations of any representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any breach thereof or any Losses.

             (iv) At their option, either of the Sellers or the Principal Stockholders may repurchase from the Buyer, for an amount equal to the unpaid balance thereof, all or any part of the accounts receivable included in the Purchased Assets which are subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by either of the Sellers or the Principal Stockholders of any claims for Losses with respect to any account receivable under clause (iii) of paragraph (a) above, the Buyer shall concurrently therewith assign such account receivable to such Seller or Principal Stockholder free and clear of any Liens or Encumbrances.

             (v) At their option, either of the Sellers or the Principal Stockholders may repurchase from the Buyer, for an amount equal to the value reflected in the Closing Balance Sheet, all or any part of the inventory included in the Purchased Assets which is subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by such Seller or Principal Stockholder for any claim for Losses with respect to any inventory under clause (iii) of


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


                    paragraph (a) above, the Buyer shall concurrently therewith assign such inventory to such Seller or Principal Stockholder free and clear of any Liens or Encumbrances.

     10.2. INDEMNIFICATION BY BUYER.

          (a) Subject to the limitations in paragraph (b) below, from and after the Closing Date, the Buyer shall indemnify and hold harmless the Sellers' Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them and regardless of whether or not caused by negligence or willful act:

             (i) resulting from or arising out of any breach of any of the representations or warranties made by the Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

             (ii) resulting from or arising out of any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement or any Ancillary Agreement;

             (iii)  resulting from or arising out of the Buyer's fraud; or

             (iv)   in respect of any Assumed Liability.

          (b) The Buyer shall have no liability under paragraph (a) above unless a Sellers' Indemnified Person gives written notice to the Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

             (i) for claims under clause (i) of paragraph (a) above, two (2) years from the Closing Date; and

             (ii)   for claims under clauses (ii), (iii) and (iv) of paragraph
                    (a) above, without limitation as to time.

          (c) Indemnification for claims under clause (i) above shall be payable by the Buyer only if the aggregate amount of all Losses hereunder by Sellers Indemnified Persons shall exceed Three Hundred and Fifty Thousand Dollars ($350,000) (the "BUYER'S BASKET"), at which point the Buyer shall be responsible for all losses including the Buyer's Basket. The Buyer's aggregate liability for indemnification under paragraph (a) above shall not exceed the total purchase price.


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


     10.3. DEFENSE OF THIRD PARTY ACTIONS.

          (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article.

          (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

          (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees: (i) to promptly indemnify the Indemnified Person for its expenses to date; and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

          (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

          (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

          (f) Any person who had the right hereunder but did not assume control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

     10.4. MISCELLANEOUS.

          (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 10.1(a) and Sellers' Indemnified Persons shall be entitled to indemnification under Section 10.2(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless expressly assumed on the particular Schedule.


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


          (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

          (c) The Buyer may, at its option, recover any amount owing by either of the Sellers or the Principal Stockholders for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer to the Sellers or the Principal Stockholders, or any of them, whether hereunder or otherwise; provided that the Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

     10.5. PAYMENT OF INDEMNIFICATION. Claims for indemnification under this
Article X shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 10.1(a) above shall first be paid or otherwise satisfied out of the Escrow until the same has been exhausted, provided that such claims may be satisfied, at the Buyer's election by the Buyer (but the Buyer's Indemnified Persons shall not be obligated to seek such satisfaction) out of amount owing by the Buyer to either Seller as a set off before proceeding against the Escrow. Any claims in excess of the amount of the Escrow and any amounts of set off may be recovered by whatever remedy is available at law or equity

ARTICLE XI.  TERMINATION OF AGREEMENT

     11.1. TERMINATION. The parties have agreed that this Agreement shall not be terminated, except in accordance with the provisions of this Article XI, all strictly construed against the party seeking such termination. This Agreement may be terminated any time prior to the Closing:

          (a) by mutual written consent of the Buyer and the Sellers; or

          (b) by either the Buyer or the Sellers, if, without fault of such terminating party, the Closing shall not have been consummated on or before 45 days after the day that the Sellers deliver to the Buyer the Sellers' Audited Financial Statements.

     11.2. TERMINATION BY THE BUYER. This Agreement may be terminated by action of the Board of Directors of the Buyer, at any time prior to Closing if:

          (a) any Seller or Principal Stockholder shall have failed to comply with any of the covenants or agreements contained in this Agreement or any Ancillary Document such that the Closing condition set forth in Section 8.1 above would not be satisfied; and provided that if such breach or breaches are capable of being cured prior to the Closing, such breach or breaches shall not have been cured within 15 days of delivery to the Sellers and Principal Stockholders of written notice of such breach;

          (b) there exists a breach or breaches of any representation or warranty by any Seller or Principal Stockholder contained in this Agreement or any Ancillary Document such that the Closing condition set forth in Section 8.1 would not be satisfied; and provided that if such


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


failure or failures are capable of being cured prior to the Closing, such failure or failures shall not have been cured within 15 days of delivery to the Sellers and Principal Stockholders of written notice of such failure;

          (c) any of the Sellers or Principal Stockholder or their representatives engages in any conduct or takes any action concerning an Acquisition Transaction not permitted by Section 6.11 above; or

          (d) any of the Purchased Assets, are destroyed or damaged by fire or other casualty and the Buyer elects to exercise its option to terminate this Agreement in accordance with the terms of Section 6.7 above.

     11.3. TERMINATION BY THE SELLERS. This Agreement may be terminated by action of the Board of Directors of both Sellers at any time prior to the Closing if:

          (a) the Buyer shall have failed to comply with any of the covenants or agreements contained in this Agreement or any Ancillary Document such that the closing condition set forth in Section 9.1 would not be satisfied, and provided that if such failure or failures are capable of being cured prior to the Closing, such failure or failures shall not have been cured within 15 days of delivery to the Buyer of written notice of such failure; or

          (b) there exists a breach or breaches of any representation or warranty of the Buyer contained in this Agreement or any Ancillary Document such that the Closing condition set forth in Section 9.1 would not be satisfied, and provided that if such breach or breaches are capable of being cured prior to the Closing, such breach or breaches shall not have been cured within 15 days of delivery to Buyer of written notice of such breach.

     11.4. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the transaction by the Buyer or the Sellers pursuant to this
Article XI, written notice thereof shall forthwith be given to the other.

     11.5. EFFECT OF TERMINATION. In the event of termination of this Agreement in accordance with the provisions of this Article XI, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in Sections 12.2, 12.4 and 12.5 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

     11.6. RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article VIII hereof have not been satisfied, the Buyer shall have the right to waive the satisfaction of any such condition contained in Article VIII and to proceed with the transactions contemplated hereby. If any of the conditions specified in Article IX hereof has not been satisfied, then both Sellers, jointly, shall have the right to waive the satisfaction of any such condition contained in Article IX and to proceed with the transactions contemplated hereby.


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


ARTICLE XII. MISCELLANEOUS

     12.1. SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article X and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

     12.2. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, the Sellers and the Principal Stockholders will pay their respective legal, accounting and other expenses in connection with this Agreement and the transactions contemplated herein and the Buyer will pay its legal, accounting and other expenses in connection with this Agreement and the transactions contemplated herein.

     12.3. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given: (a) when received if delivered personally; (b) one business day after delivered to a prepaid domestically recognized overnight receipted courier if sent domestically; (c) three business days after delivered to a prepaid internationally recognized overnight receipted courier if sent internationally; (d) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day; or (e) when answered back if sent by telex, if on a business day, or if not a business day, on the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to the Sellers and/or the Principal Stockholders:

     Mr. Moustafa Nasr
     General Precision, Inc.
     25000 Avenue Stanford
     Valencia, CA 91355
     Tel: (661) 257-1176
     Fax: (661) 294-3123

     with a copy to:

     Bruce Ashton, Esq.
     Reish Luftman McDaniel & Reicher
     11755 Wilshire Boulevard
     10th Floor
     Los Angeles, CA 90025-1539
     Tel: (310) 478-5656
     Fax: (310) 478-5831


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

     If to the Buyer, to:

     Brooks Automation, Inc.
     15 Elizabeth Drive
     Chelmsford, MA  01824
     Tel:  (978) 262-2400
     Fax:  (978) 262-2500
     Attn: Ellen B. Richstone, Senior Vice President, Finance & Administration and Chief Financial Officer

     with a copy to:

     Brown, Rudnick, Freed & Gesmer
     One Financial Center
     Boston, MA  02111
     Tel:  (617) 856-8200
     Fax:  (617) 856-8201
     Attn: Samuel P. Williams, Esq.

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

     12.4. PUBLICITY AND DISCLOSURES. Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing or any transaction contemplated by this Agreement will be issued, if at all, at such time and in such manner as the Buyer determines with the concurrence of the Sellers, which concurrence shall not be unreasonably withheld or delayed by the Sellers. Pursuant to this Section 12.4, the parties agree that the Buyer shall issue a press release as soon as practical after the execution of this Agreement (unless such disclosure is required to be made prior to the execution of this Agreement under applicable law, in which case such press release shall be issued at a time determined by the Buyer in its sole discretion) in such form as shall be approved by the Sellers which such approval shall not be unreasonably withheld or delayed. Unless disclosure is consented to by the Buyer in advance or required by law or disclosure has otherwise already been made, the Sellers and the Principal Stockholders shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make disclosure of this Agreement or such transactions to any Person other than the Sellers' directors, officers, employees or agents who need to know such information to enable the Sellers to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of the Buyer, to maintain the confidentiality of such information as provided in this Section
12.4. The Sellers, the Principal Stockholders and the Buyer will consult with each other concerning the means by which the Sellers' employees, customers and suppliers and other Persons having dealings with the Sellers will be informed of this Agreement, the Closing, and the transactions contemplated hereby, and representatives of the Buyer may at the Buyer's option be present for any such communication.


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


     12.5. CONFIDENTIALITY. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from any of the other parties to this Agreement in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information (collectively, the "CONFIDENTIAL INFORMATION"): (a) is now, or hereafter becomes, through no act or failure to act on behalf of the receiving party, generally known or available to the public; (b) was known by the receiving party before receiving such information from the disclosing party; (c) is hereafter received by the receiving party from a third party without breach of any obligation to the disclosing party; (d) is independently developed by the receiving party without use of or reference to the Confidential Information of the disclosing party by persons who had no access to the Confidential Information of the disclosing party; or (e) is required to be disclosed by applicable law or a Court Order, including applicable securities laws or stock exchange rules or regulations, PROVIDED HOWEVER, that in the event that a receiving party intends to disclose the providing party's Confidential Information pursuant to this Section 12.5(e), the receiving party shall provide the disclosing party with prompt written notice of such intended disclosure such that the disclosing party may seek an appropriate protective order or other appropriate remedy. Upon any termination of this Agreement pursuant to Article XI, all of the parties shall, within 10 business days of such termination, return all Confidential Information of the other parties to the other parties without retaining copies of the same and shall destroy all notes, abstracts and other documents that contain the other parties' Confidential Information. The obligations of this Section 12.5 shall survive any termination of this Agreement pursuant to Article XI. The obligations of the Buyer under this Section 12.5 shall terminate upon the Closing.

     12.6. ENTIRE AGREEMENT. This Agreement together with the Ancillary Documents (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein, in the Ancillary Documents or in the documents incorporated herein by reference.

     SEVERABILITY. 12.7. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.


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


     12.8. ASSIGNABILITY. This Agreement may not be assigned otherwise than by operation of law: (a) by Buyer without the prior written consent of the Sellers, PROVIDED HOWEVER, that the Buyer may assign any of its rights under this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing (without the prior written consent of the Sellers): (i) to any successor to all or substantially all of its business and assets relating to the subject matter of this Agreement, to the extent that such entity agrees to assume all of the Buyer's obligations hereunder; or (ii) to one or more Affiliates of the Buyer, to the extent that any such entity agrees to assume all of the Buyer's obligations hereunder; or
(b) by either Seller without the prior written consent of Buyer. Furthermore, any or all rights of the Buyer to receive performance (but not the obligations of the Buyer hereunder) and rights to assert claims against the Sellers or the Principal Stockholders in respect of breaches of representations, warranties or covenants of the Sellers or the Principal Stockholders hereunder, may be assigned by the Buyer to any Affiliate of the Buyer, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of setoff to which any Seller might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

     12.9. AMENDMENT. This Agreement may be amended only by a written agreement executed by the Buyer and each of the Sellers.

     12.10. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts. Any claim, action, suit or other proceeding initiated by any of the Sellers, the Principal Stockholders or Sellers' Indemnified Persons against the Buyer, or by the Buyer or any of the Buyer's Indemnified Persons against any Seller or Principal Stockholder, arising under or in connection with this Agreement may be asserted, brought, prosecuted and maintained in any Federal or state court in the United States where jurisdiction and venue properly lie, provided however, that the Sellers, the Principal Stockholders and the Buyer covenant and agree that they shall not assert, bring, prosecute or maintain any claim, action, suit or other proceeding arising under or in connection with this Agreement or any Ancillary Agreement in any Federal or state court in the State of California.

     12.11. REMEDIES. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties shall waive the defense that there is an adequate remedy at law. The Sellers hereby acknowledge that the Purchased Assets are unique and cannot be obtained on the open market. Without limiting any remedies any party may otherwise have hereunder or under applicable law, in the event any other


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


party refuses to perform its obligations under this Agreement, the first party shall have, in addition to any other rights at law or equity, the right to specific performance.

     12.12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12.13. EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

     12.14. INTERPRETATION. The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     12.15. DISPOSITION OF PURCHASE SHARES. The Sellers agree that they will not sell or otherwise dispose of any of the Purchase Shares in violation of the registration requirements of the Securities Act or in violation of any other federal or state laws or regulations governing the sale or other disposition of securities.

     12.16. PRODUCT WARRANTY/LIABILITY. Although the Buyer does not assume any of Sellers' product warranty obligations for products sold prior to the Closing Date, the Buyer shall have the obligation after the Closing Date, on the Sellers' behalf, to perform the Sellers' obligations under the Sellers' product warranties for such products. The performance by the Buyer of any of the Sellers' product warranty obligations for such products shall not give rise to any rights in the Sellers. The Sellers agree to reimburse the Buyer upon demand for the Buyer's costs in performing such obligations for the Sellers, including, but not limited to, reasonable out-of-pocket costs and internal labor, material and overhead costs at the Buyer's normal rates. In addition, the Sellers shall keep in force and shall name the Buyer as an additional insured party under the product liability and commercial general and excess liability insurance policies related to the Sellers' business ("SELLERS' INSURANCE") as maintained prior to the Closing Date by Sellers for a period continuing after the Closing Date until the second anniversary of the Closing Date. The Sellers shall provide the Buyer with evidence of such insurance prior to the Closing by delivering one copy of a Certificate of Insurance, completed by its insurance carrier(s) or agents certifying that insurance coverage is in effect and will not be canceled or materially changed until thirty (30) days after written notice.

                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


                             BROOKS AUTOMATION, INC.

                             By:
                                --------------------------------------------
                                Name:
                                Title:


                             GENERAL PRECISION, INC.

                             By:
                                --------------------------------------------
                                Moustafa O. Nasr
                                President and CEO


                             GPI-MOSTEK, INC.

                             By:
                                --------------------------------------------
                                Moustafa O. Nasr
                                President and CEO

                             PRINCIPAL STOCKHOLDERS:

                             NASR FAMILY TRUST DATED SEPTEMBER 7, 1999


                             By:
                                 -------------------------------------------
                                 Moustafa O. Nasr
                                 Trustee



                             By:
                                 -------------------------------------------
                                 Samia M. Nasr
                                 Trustee



                             -----------------------------------------------
                             Moustafa O. Nasr




                             -----------------------------------------------
                             Samia M. Nasr

                            ASSET PURCHASE AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS


EXHIBIT             DOCUMENT
-------             --------
Exhibit A           Escrow Agreement
Exhibit B           Lease Agreement for Valencia, CA
Exhibit C-1         GPI Company Bill of Sale
Exhibit C-2         Mostek Company Bill of Sale
Exhibit D-1         GPI Company Invention Assignment Agreement
Exhibit D-2         Mostek Company Invention Assignment Agreement
Exhibit E-1         GPI Company Trademark Assignment Agreement
Exhibit E-2         Mostek Company Trademark Assignment Agreement
Exhibit F-1         GPI Company Copyright Assignment Agreement
Exhibit F-2         Mostek Company Copyright Assignment Agreement
Exhibit G-1         Sellers' Release
Exhibit G-2         Principal Stockholders' Release
Exhibit H           Sellers' Non-Competition Agreement
Exhibit I           Moustafa Nasr Employment Agreement
Exhibit J           Moustafa Nasr Non-Competition Agreement
Exhibit K           Samia Nasr Non-Competition Agreement
Exhibit L           Form of Employee Non-Solicitation and Proprietary
                    Information Agreement
Exhibit M           Form of Assignment and Consent for San Jose Lease
Exhibit N           Opinion of Reish Luftman McDaniel & Reicher
Exhibit O-1         Buyer Instrument of Assumption of Liabilities for the GPI
                    Company
Exhibit O-2         Buyer Instrument of Assumption of Liabilities for the Mostek
                    Company
Exhibit P           Opinion of Brown Rudnick Freed & Gesmer
Exhibit Q           Letter to Transfer Agent